                                                                   EXHIBIT 10.10



                             AMENDED AND RESTATED
                                 OFFICE LEASE



                                by and between


                THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK,
                            a New York corporation

                                   Landlord,



                                      and


                       INTEGRATED PAYMENT SYSTEMS INC.,
                            a Delaware corporation

                                    Tenant

                               TABLE OF CONTENTS

Section                                                                    Page
Number                              TITLE                                 Number
--------------------------------------------------------------------------------

I.            TERMS AND DEFINITIONS                                            1

II.           PROPERTY LEASED                                                  4
              A.   Premises                                                    4
              B.   Common Areas                                                4
              C.   Minor Variations In Area                                    4
              D.   Expansion Premises                                          4

III.          COMMENCEMENT OF TERM; ACCEPTANCE; RENEWAL OPTION                 7
              A.   Lease Commencement Date                                     7
              B.   Acceptance and Suitability                                  7
              C.   Renewal Option; Renewal Rent                                8

IV.           RENT                                                             9
              A.   Monthly Rental                                              9
              B.   Additional Rent                                             9

V.            REIMBURSEMENT OF COMMON EXPENSES                                10
              A.   Definitions                                                10
              B.   Reimbursement                                              15
              C.   Rebate of Excess Charges or Payment of Additional
                   Charges                                                    17
              D.   Tenant's Audit of Operating Costs                          17
              E.   Control of Common Areas                                    18

VI.           SECURITY DEPOSIT                                                20

VII.          TENANT'S TAXES                                                  20

VIII.         USE OF PREMISES                                                 21
              A.   Permitted Uses                                             21
              B.   Compliance with Laws                                       21
              C.   Hazardous Materials                                        22
              D.   Asbestos                                                   24
              E.   Landlord's Rules and Regulations                           25

IX.           SERVICE AND UTILITIES                                           25
              A.   Standard Building Services and
                   Reimbursement by Tenant                                    27
              B.   Limitation on Landlord's Obligations                       27
              C.   Excess Water Service                                       28
              D.   Security Services                                          28

X.            MAINTENANCE AND REPAIRS                                         28
              A.   Landlord's Obligations                                     28
              B.   Tenant's Obligations                                       29
              C.   Right to Make Repairs                                      30
              D.   Condition of Premises Upon Surrender                       31

XI.           ENTRY BY LANDLORD                                               32


XII.          ALTERATIONS, ADDITIONS AND TRADE FIXTURES                       32

XIII.         MECHANIC'S LIENS                                                35


XIV.          INSURANCE                                                       35
              A.   Tenant                                                     35
              B.   Landlord                                                   36

XV.           INDEMNITY                                                       37
              A.   Tenant                                                     37
              B.   Landlord                                                   38
              C.   Limitation on Recovery for Property Damage                 38
              D.   Limitation on Landlord's Liability; Release
                   of Trustees, Director, Officers and Partners
                   of Landlord                                                38

XVI.          ASSIGNMENT AND SUBLETTING BY TENANT                             39

XVII.         TRANSFER OF LANDLORD'S INTEREST                                 43

XVIII.        DAMAGE AND DESTRUCTION                                          44
              A.   Minor Insured Damage                                       44
              B.   Major or Uninsured Damage                                  44
              C.   Abatement of Rent                                          45

XIX.          CONDEMNATION                                                    46
              A.   Total or Partial Taking                                    46
              B.   Award                                                      46
              C.   Abatement in Rent                                          47
              D.   Temporary Taking                                           47
              E.   Transfer of Landlord's Interest to Condemnor               47
              F.   Private Power of Condemnation                              47

XX.           DEFAULT                                                         48
              A.   Tenant's Default                                           48
              B.   Remedies                                                   49

XXI.          LATE PAYMENTS/DEFAULT INTEREST AND LATE CHARGES                 51
              A.   Default Interest                                           51
              B.   Late Charges                                               52
              C.   No Waiver                                                  52

XXIII.        HOLDING OVER                                                    52

XXIV.         ATTORNEYS' FEES                                                 53

XXV.          MORTGAGEE PROTECTION                                            53
              A.   Subordination; Nondisturbance                              53
              B.   Attornment                                                 54

XXVI.         ESTOPPEL CERTIFICATE/FINANCIAL STATEMENTS                       54
              A.   Estoppel Certificate                                       54
              B.   Furnishing of Financial Statements                         55

XXVII.        PARKING                                                         56

XXVIII.       SIGNS; NAME OF BUILDING                                         57


XXIX.         QUIET ENJOYMENT                                                 58

XXX.          BROKERS AND AGENTS                                              58

XXXI.         NOTICES                                                         58

XXXII.        NOTICE AND CURE TO LANDLORD AND MORTGAGEE                       59

XXXIII.       RIGHTS OF FIRST OFFER AND FIRST REFUSAL                         59
              A.   Right of First Offer                                       59
              B.   Right of First Refusal                                     60

XXXIV.        GENERAL                                                         60
              A.   Section Headings                                           60
              B.   Incorporation of Prior Agreements;
                   Amendments                                                 61
              C.   Waiver                                                     61
              D.   Short Form or Memorandum of Lease                          61
              E.   Time of Essence                                            61
              F.   Examination of Lease                                       62
              G.   Severability                                               62
              H.   Surrender of Lease Not Merger                              62
              I.   Corporate Authority                                        62
              J.   Governing Law                                              62
              K.   Force Majeure                                              62
              L.   Use of Language                                            63
              M.   Successors                                                 63
              N.   No Reduction of Rental                                     63
              O.   No Partnership                                             63
              P.   Exhibits                                                   63
              Q.   Survival                                                   64
              R.   Rights Personal To Integrated Payment
                   Systems Inc.                                               64
              S.   Reasonableness                                             64

XXXIV.        EXECUTION                                                       64

EXHIBIT "A" SITE PLAN FOR THE PROJECT                                        A-1
EXHIBIT "B" FLOOR PLAN OF THE PREMISES                                       B-1
EXHIBIT "C" TENANT'S WORK (Intentionally Left Blank)                         C-1
EXHIBIT "D" RENT SCHEDULE                                                    D-1
EXHIBIT "E" RULES AND REGULATIONS                                            E-1
EXHIBIT "F" AMENDMENT OF LEASE EXPIRATION DATE                               F-1
EXHIBIT "G" AMENDMENT TO RESTATED LEASE                                      G-1
EXHIBIT "H" ABS CONSULTING, INC. HVAC REPORT                                 H-1

                              AMENDED AND RESTATED
                                  OFFICE LEASE

THIS AMENDED AND RESTATED OFFICE LEASE is entered into by and between Landlord and Tenant effective as of the 15th day of April, 1996 ("Effective Date") with respect to the following facts:

                                R E C I T A L S

     A. Landlord and American Express Travel Related Services Company, Inc. ("Original Tenant") are parties to a Lease dated March 2, 1989 (the "Initial Lease"), as amended by Amendment to Lease effective July 15, 1990 (the "First Amendment").

     B. Original Tenant's interest in the Initial Lease, as amended by the First Amendment, was assigned to Tenant pursuant to a Lease Assignment effective as of April 1, 1993 (the "Lease Assignment").

     C. The Initial Lease, as amended by the First Amendment and as assigned by the Lease Assignment, was further amended by a Second Amendment to Lease between Landlord and Tenant effective as of April 14, 1994 (the "Second Amendment," which with the Initial Lease, the First Amendment and the Lease Assignment, is hereinafter collectively referred to as the "Original Lease").

     D. Pursuant to the Original Lease, Tenant is presently leasing from Landlord approximately 53,324 rentable square feet of space, together with appurtenant rights (the "Demised Premises") in the building owned by Landlord having a street address of 7401 West Mansfield Avenue, Lakewood, Colorado 80235 (the "Building") for a term expiring on April 14, 1996.

     E. Landlord and Tenant now desire to extend the term of the Original Lease, to provide for the expansion of the Demised Premises and otherwise to amend and restate the Original Lease in its entirety as set forth below.


     NOW, THEREFORE, for and in consideration of the foregoing recitals, the covenants and agreements contained herein, and for Ten Dollars and other good and valuable consideration, Landlord and Tenant agree that the Original Lease is hereby amended and restated in its entirety as follows:

                                  OFFICE LEASE

SECTION I.  TERMS AND DEFINITIONS

The following terms as used herein shall have the meanings as set forth below:

A. "Landlord" means THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation, and its successors and assigns.

B. "Tenant" means INTEGRATED PAYMENT SYSTEMS INC., a Delaware corporation, and its successors and assigns.

C. "Building" means the building in which the Premises are located, which Building has approximately 70,886 net rentable square feet and is located at 7401 West Mansfield Avenue, Lakewood, Colorado 80235. For purposes of this Lease, the Building shall, as of the effective date of this Lease, be deemed to comprise thirty-four percent (34%) of the net rentable square feet of space in the Project, but which percentage shall, however, be subject to adjustment as and when changes may be made to the composition of the Project.

D. "Project" means the Corporate Center at Academy Park, located in the City of Lakewood, Colorado, consisting of three (3) office buildings (including the Building), parking lots, pedestrian walks, access and service roads, landscaping and other improvements, all as shown on the site plan attached hereto as Exhibit A (the "Site Plan"). For purposes of this Lease, the
               ---------
     Project shall be deemed to consist of 210,109 net rentable square feet.

E. "Premises" means, as of the effective date of this Lease, Suites 100, 200 and 300 located on and comprising the first, second and third floors of the Building, and Suites 408 and 420 located on and comprising a portion or the fourth floor of the Building (inclusive the BOR Training Room and adjacent Break Room on the north side of the fourth floor as depicted on Exhibit B),
                                                                     ---------
     collectively consisting of approximately Sixty-one Thousand Three Hundred Twenty-five (61,325) net rentable square feet (the "Original Premises"), all as more particularly shown on Exhibit B attached hereto and
                                       ---------
     incorporated herein by this reference.

F. "Term" means six (6) years, commencing on the Lease Commencement Date, and expiring on the Expiration Date.

G.   "Lease Commencement Date" means April 15, 1996.

H. "Expiration Date" means April 14, 2002; provided, however, that if the Term of this Lease shall be extended in accordance with the provisions of
     Section III.D. below, then Landlord and Tenant shall execute and attach hereto as a new Exhibit F, an Amendment of Lease Termination Date, in form
                     ---------
     of that attached hereto as Exhibit F, which shall specify such amended
                                ---------
     Lease Termination Date.

I. "Monthly Rental" means the amounts specified in Section IV below and in the Rent Schedule attached hereto as Exhibit D and incorporated herein, subject
                                      ---------
     to adjustments as set forth in Section IV. B. below.

J. "Base Operating Expense" means an amount calculated at the rate of Zero and No/100ths Dollars ($0.00) per net rentable square foot of Premises per annum of Operating Costs (as defined in Section V below), which shall be paid by Landlord and not Tenant (except to the extent that such amounts are deemed incorporated into the Monthly Rental).

K.   "Security Deposit" means Zero and No/100ths Dollars ($0.00).

L. "Permitted Use" means a general office (including limited business retail) and related storage, to be operated twenty-four (24) hours a day, three hundred sixty-five (365) days a year, all in compliance with all applicable laws, rules and regulations affecting the Premises. Permitted Use shall include, without limitation, Tenant's current use of the Original Premises as a "call center," or telephone answering and call placement facility.

M.   "Broker" means ARES, Inc.

N. "Landlord's Address for Notice" means ARES, Inc., 3900 South Wadsworth Boulevard, Suite 300, Lakewood, Colorado 80235 Attention: Property Manager; With a copy to: Asset Management, MONY Real Estate, 7600 East Eastman Avenue, Suite 300, Denver, Colorado 80231.

O. "Tenant's Address for Notice" means First Data Corporation, Integrated Payment Systems Inc., 7401 West Mansfield, Lakewood, Colorado 80235
     Attention: Director, Voice Operations; with a copy to: First Data Corporation, Integrated Payment Systems, Inc., IPS General Counsel's Office, 6200 South Quebec, Suite 330, Englewood, Colorado 80111 Attention:
     Todd W. Buchardt.

P. "Tenant's Proportionate Share" for Tenant's reimbursement of Operating Costs and other Building expenses to be pro-rated among Building tenants generally, means the quotient obtained by dividing the total number of square feet of net rentable floor area in the Building into the total number of square feet of net rentable floor area within the Premises. Changes in the calculation of Tenant's Proportionate Share shall be effective upon the date that Tenant adds any Suite of Additional Premises to the Premises leased hereunder.

Q. "Tenant's Parking Spaces" means five (5) parking spaces for each One Thousand (1,000) net rentable square feet in the Premises, and divided as follows: fifteen (15) reserved for Tenant's exclusive use and the remainder of which shall be non-exclusive, unassigned and unreserved spaces on the surface parking lots in the Project. Tenant's fifteen (15) reserved parking spaces shall be located reasonably adjacent to the Building. Notwithstanding the provisions of Section XXVII, "Parking," Tenant's Parking Spaces shall be available to Tenant and Tenant's employees, customers and invitees 24 hours a day, 7 days a week (subject, however, to such closure or interruption as may be necessary for Landlord to perform its maintenance and repair obligations [provided that Landlord shall use reasonable efforts to make adequate substitute parking areas available], and to such closure as may be necessary for Landlord to prevent the parking areas from being deemed dedicated for public use), at no additional cost to Tenant.

R. "Monthly Parking Rent" means, for the Initial Term, Zero and No/100ths Dollars ($0.00) per month payable by Tenant for

     Tenant's Parking Spaces.


SECTION II.  PROPERTY LEASED

A.   Premises
     --------

     Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises.

B.   Common Areas
     ------------

     Subject to the terms, covenants and conditions of this Lease, Tenant shall have the right, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, to the non-exclusive use of all of the Common Areas as hereinafter defined.

C.   Minor Variations In Area
     ------------------------

     The area of the Premises contained in Section I. is agreed to be the area of the Premises regardless of minor variations resulting from construction or remodeling of the Building and/or tenant improvements.

D.   Expansion Premises
     ------------------

          1. Additional Premises. Tenant shall, in accordance with the provisions of this Paragraph D, take occupancy of Suites 402, 403, 410 and 418, located on the fourth floor of the Building and collectively consisting of approximately Nine Thousand Five Hundred Sixty-one (9,561) additional net rentable square feet (collectively, the "Additional Premises", and each a "Suite of Additional Premises"), all as more particularly shown on Exhibit B attached hereto and incorporated herein by this reference. As Tenant takes possession of each Suite of Additional Premises, the Premises shall thereupon and thereafter be deemed to include such Suite, and the rent and other charges, and the calculation of Tenant's Proportionate Share shall be adjusted accordingly. Monthly Rental for each Suite of Additional Premises shall commence upon the Additional Suite Rent Commencement Date (defined below) applicable to each such Suite of Additional Premises in accordance with the then applicable Monthly Rental rate set forth on the Rental Schedule attached hereto as Exhibit D and made a part hereof. With respect to each Suite of Additional Premises, Landlord shall notify Tenant, in writing, of the date upon which Landlord expects each Suite of Additional Premises to become available for Tenant's occupancy ("Availability Notice"), which Availability Notice shall be given not less than fifteen (15) days prior to the date that Landlord expects the affected Suite to become available for Tenant's possession (the "Availability Date"). Tenant's obligations to pay rent for the Suite of Additional Premises shall commence upon the first to occur of (a) the thirtieth (30th) day following the Availability Date, or (b) the date upon which Tenant commences business operations in the Suite of Additional Premises (the "Additional Suite Rent Commencement Date"); provided that the Availability Date and Additional Suite Rent Commencement Date shall be extended by an amount of time equal to any delay in Landlord delivering possession of the Suite of Additional Premises to Tenant; and provided further that if Tenant shall take possession of the Suite of Additional Premises prior to the Availability Date set forth in Landlord's Availability Notice, then the Availability Date shall be deemed to be the date upon which Tenant takes such early possession. Upon the Availability Date, as such date may be extended in order for Landlord to recover possession of the affected Suite of Additional Premises from the prior tenant, Landlord agrees to deliver possession of the affected Suite to Tenant. During the period of time prior to the Additional Suite Rent Commencement Date, Tenant shall have the right to perform such Tenant's Work in the Suite as Tenant shall deem necessary or desirable, all consistent with the terms and conditions set forth in this Lease, and all at Tenant's sole cost and expense. Upon the date that Tenant takes possession of a Suite of Additional Premises as required under this Paragraph D, but in no event later than the Availability Date, such Suite shall be deemed to constitute a part of the Premises leased by Tenant, subject to all of the terms, conditions and obligations of this Lease; provided only, however, that Tenant's obligation to pay rent for such Suite shall not commence until the Additional Suite Rent Commencement Date. Within ten (10) days following the Additional Suite Rent Commencement Date, Landlord and Tenant shall execute an Amendment To Restated Lease, in the form attached hereto as Exhibit G, setting forth the date on which Suite of Additional Premises was added to the Premises (the "Additional Suite Commencement Date") and the Additional Suite Rent Commencement Date, and the resulting changes in the Monthly Rent payable by Tenant and the calculation of Tenant's Proportionate Share.

          2. Suite 402. Tenant acknowledges that Suite 402, consisting of approximately 1,670 net rentable square feet ("Suite 402"), is as of the date hereof leased to a third party pursuant to a lease which is scheduled to terminate on November 30, 1997. Following the expiration or earlier termination of such third party lease, Tenant hereby commits, pursuant to Subparagraph 1 above, to add Suite 402 to the Premises demised to Tenant hereunder. Tenant desires to obtain occupancy of Suite 402 prior to the scheduled expiration of the existing third party's lease. Landlord agrees that it will neither renew nor extend, nor suffer any holdover of the existing lease for Suite 402. Further, Landlord agrees to use reasonable efforts to effect an early termination of the existing lease for Suite 402; provided that Landlord shall have no liability for its inability to do so. Neither Landlord nor Tenant shall be obligated to pay to the current tenant any moving costs, cancellation fees or payments, or any similar payments; however if such tenant shall demand any such payments of Landlord in consideration of such tenant's early termination of his lease of Suite 402, Tenant shall, within five (5) days of notice from Landlord specifying in reasonable detail the extent and amount of the requested payments, notify Landlord of its agreement or refusal to reimburse Landlord for said costs. If Tenant agrees to bear such costs, then Landlord shall use all reasonable efforts to terminate the existing lease of Suite 402, and make Suite 402 available to Tenant in accordance with the provisions of this Paragraph D, and Tenant shall reimburse Landlord for all such payments to the other tenant upon invoice. If Tenant refuses to bear such costs, then Landlord shall be under no obligation to continue any further efforts to terminate the existing Suite 402 lease. In any event, until such time as the other tenant vacates Suite 402, Tenant agrees to respect and not interfere with such other tenant's right to the quiet use, occupation and enjoyment of Suite 402.

          3.  Suite 403.  Tenant acknowledges that Suite 403, consisting of
              ---------
     approximately 1,024 net rentable square feet ("Suite 403"), is as of the date hereof leased to a third party pursuant to a lease which is currently on a month-to-month basis. Landlord agrees that it will neither renew nor extend, nor suffer any holdover of the existing lease for Suite 403. Following the expiration or earlier termination of such third party lease, Tenant hereby commits, pursuant to Subparagraph 1 above, to add Suite 403 to the Premises demised to Tenant hereunder.

          4.  Suite 410.  Tenant acknowledges that Suite 410, consisting of
              ---------
     approximately 5,995 net rentable square feet ("Suite 410"), is as of the date hereof leased to a third party pursuant to a lease which is scheduled to terminate on April 30, 1996. Landlord agrees that it will neither renew nor extend, nor suffer any holdover of the existing lease for Suite 410. Following the expiration or earlier termination of such third party lease, Tenant hereby commits, pursuant to Subparagraph 1 above, to add Suite 410 to the Premises demised to Tenant hereunder.

          5.  Suite 418.  Tenant acknowledges that Suite 418, consisting of
              ---------
     approximately 872 net rentable square feet ("Suite 418"), is as of the date hereof leased to a third party pursuant to a lease which is scheduled to terminate on May 31, 1996. Landlord agrees that it will neither renew nor extend, nor suffer any holdover of the existing lease for Suite 418. Following the expiration or earlier termination of such third party lease, Tenant hereby commits, pursuant to Subparagraph 1 above, to add Suite 418 to the Premises demised to Tenant hereunder.

          6.  Completion of Tenant Improvements and Possession of Additional
              --------------------------------------------------------------
     Premises.  Landlord shall have no obligation, financial or otherwise, for
     --------
     the construction of any tenant finish improvements in the Premises or in any Suite of Additional Premises. Following Landlord's Availability Notice as described in Paragraph 1 above, and provided that any prior parties have vacated such space, Tenant shall be permitted to take occupancy of the Suite of Additional Premises desired by Tenant ("Tenant's Work") in accordance with the provisions of Section XII (Alterations, Additions and

     Trade Fixtures) of this Lease, all at Tenant's sole cost and expense. Tenant shall cause the performance of all Tenant's Work to comply with the relevant requirements of this Lease, including, without limitation, Section XIII (pertaining to mechanics' liens) and Section XII (pertaining to alterations, which requires, inter alia, that Tenant submit plans for certain alterations to Landlord for its reasonable approval). All tenant improvements constructed in the Premises or in the Additional Premises, whether by Landlord or by (or on behalf of) Tenant and whether at Landlord's or Tenant's expense, shall become part of the Premises and shall be and remain the property of Landlord except (i) to the extent Landlord otherwise specifically agrees in writing, or (ii) as permitted or required to be removed by Tenant under the provisions of Section X.D. below.

SECTION  III.  COMMENCEMENT OF TERM; ACCEPTANCE; RENEWAL OPTION


A.   Lease Commencement Date
     -----------------------

     Tenant is, as of the date of this Lease, presently in occupancy of the Original Premises. Accordingly, the Term of the Lease shall commence on the Lease Commencement Date, being the date of full execution of this Lease, and shall continue, subject to earlier termination as provided herein, until the Expiration Date (as extended only pursuant to Section III C. below).

B.  Acceptance and Suitability
     --------------------------

     Tenant acknowledges that the Original Premises which it is occupying as of the Commencement Date are satisfactory to Tenant in all material respects. Tenant further acknowledges that it has had sufficient opportunity to inspect the Additional Premises, and accepts the Additional Premises in their "AS IS" condition. Tenant acknowledges that neither Landlord nor Broker, nor any agent, employee or servant of Landlord or Broker, has made any representation with respect to the Premises or the Project, or with respect to the suitability of them to the conduct of Tenant's business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Premises or Project, except, in each case, as specifically provided in this Lease.

     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY, FITNESS OR SUITABILITY FOR PURPOSE, OR THAT THE PROJECT (OTHER THAN THE IMPROVEMENTS CONSTRUCTED BY LANDLORD IN THE PREMISES) HAVE BEEN CONSTRUCTED IN A GOOD AND WORKMANLIKE MANNER. TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD DID NOT CONSTRUCT OR APPROVE THE QUALITY OF CONSTRUCTION OF THE BUILDING.

     Notwithstanding the foregoing, Landlord hereby represents and warrants that, to the best of Landlord's actual knowledge as of the date hereof, the Additional Premises were originally constructed (exclusive of any tenant finish improvements subsequently installed) in compliance with all applicable building codes. In the event that Tenant discovers that any portion of the Additional Premises were not so constructed in compliance with the building code applicable at the time of such construction, then Landlord shall, at Landlord's sole cost and expense, make such repairs and modifications as may reasonably be required to bring the identified deficiency into material compliance with the building code; provided, however, that the foregoing obligation of Landlord shall not apply to any remedial work which may be necessitated as a result of any tenant improvements constructed or intended to be constructed by Tenant in the Additional Premises.

C.   Renewal Option; Renewal Rent
     ----------------------------

     Tenant shall have the option to extend the Term of the Lease for one (1) period of five (5) years (i.e., through April 13, 2007) (the "Renewal Term") upon the terms set forth in this Subsection D (the "Renewal Option"). The terms of the Lease for the Renewal Term shall be the same as the terms of the Lease in effect immediately prior to the commencement of the Renewal Term, except that the basic Monthly Rent for each year of the Renewal Term shall be the "Fair Market Value" (as determined in accordance with the procedures set forth below). Tenant shall notify Landlord of Tenant's desire to extend the term of the Lease no later than July 14, 2001. Landlord shall respond to Tenant's notification within thirty (30) days with a quote that reflects Landlord's determination of the Fair Market Value for the Demised Premises for each year of the Renewal Term. If Landlord and Tenant have not agreed upon the Fair Market Value for the Renewal Term by September 30, 2001, then the Renewal Option set forth in this paragraph shall lapse and be of no further force or effect; provided, however, that if Tenant shall provide written notice to Landlord, received by Landlord no later than September 30, 2001, of Tenant's desire to keep the Renewal Option in effect ("Tenant's Renewal Notice"), then the Renewal Option shall remain in effect, and Landlord and Tenant shall thereafter each select an independent Colorado certified general appraiser (with at least five years experience appraising commercial properties in the surrounding metropolitan area and having an MAI designation), who shall submit their written appraisals of the Fair Market Value in the Market Area, as defined in this section, to Landlord and Tenant. No appraisal received after sixty days from the date of Tenant's Renewal Notice shall be considered. Landlord and Tenant shall each be solely responsible for the fees and costs charged by their selected appraiser. If the higher appraisal is within ten percent (10%) of the lower appraisal, then the two appraisals will be averaged to arrive at the Fair Market Value. If the higher appraisal is more than ten percent (10%) higher than the lower appraisal, then the two appraisers shall select a third independent appraiser with the same qualifications as the other two appraisers, the fees and costs of which appraiser shall be paid equally by Landlord and Tenant, whose appraisal value of the Fair Market Value will be averaged with the appraised value of the other appraisals closest to it to arrive at the Fair Market Value. Landlord and Tenant each agree to be bound by the Fair Market Value as determined in accordance with the procedures set forth in this paragraph.

     In determining Fair Market Value, Landlord and the appraisers shall consider all elements affecting the lease transaction as is reflective of the then-existing market conditions, including but not limited to the fact that Tenant is paying its own utility charges, Tenant's creditworthiness, broker's commission or absence of same, the fact that Tenant may not require an improvement allowance or work letter credit, rental abatement or any other concessions as may be typically required by a renewal tenant, the parking provided to Tenant by Landlord, and that Landlord shall not lose rent because of any marketing or construction time. The appraisers shall also endeavor to consider in their review to the extent feasible (i) buildings and projects similar to the Building and Project with consideration given to age, construction, finish levels, services, condition, occupancy, management and which are at least 50,000 net rentable square feet in size, and (ii) a market area ("Market Area") consisting of an area bounded on the east by Federal Boulevard, on the west by Kipling Street, on the north by Alameda Boulevard and on the south by C-470. The basic annual rent payable by Tenant for the Renewal Term shall be deemed to include a Base Operating Expense of $0.00 per rentable square foot.


SECTION  IV.  RENT

A.   Monthly Rental
     --------------

     Commencing on the Lease Commencement Date, Tenant shall pay to Landlord during the Term, rental for the Premises in the amounts and at the rates as set forth in the "Rental Schedule" attached hereto as Exhibit D payable in monthly installments (the "Monthly Rental") in the amounts also set forth in Exhibit D, (subject, however, to any modifications or adjustments specified hereinbelow and/or in Exhibit D). Monthly Rental for the Additional Premises shall commence as provided in Section II.D. above. The Monthly Rental shall be payable by Tenant on or before the first day of each calendar month, in advance, without further notice, at the address specified for Landlord in Section I., or such other place as Landlord shall designate in writing, without any prior demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this Lease. If the Lease Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the rental for such fractional month shall be prorated on a daily basis upon a thirty (30) day calendar month.

B.   Additional Rent
     ---------------

     As used in this Lease, the term "rent" shall mean the Monthly Rental plus all "additional rent", which shall mean all other amounts payable by Tenant to Landlord pursuant to this Lease other than Monthly Rental, including without limitation, Tenant's Proportionate Share of Operating Costs of the Premises, the Building and the Common Areas within the Building, and a reasonable allocation of Operating Costs for all Common Areas in the Project outside of the Building (but excluding, however, Operating Costs which are unique to other buildings in the Project). Tenant acknowledges that Landlord will incur certain administrative costs, including the cost of funds used, when purchasing special materials or services specifically for Tenant's use and at Tenant's request; therefore, except for Monthly Rent, Tenant's Proportionate Share of Operating Costs and invoiced electricity, Landlord shall have the right, at its option, add to the invoice for each such charge, and Tenant agrees to pay as rental hereunder, an administrative service fee ("Administrative Fee") in the amount of fifteen percent (15%) of the cost of the materials and services (inclusive of sales tax and labor for Property Management Company maintenance personnel performing any special service, at their then standard billing rates). All rent shall be paid in lawful money of the United States which shall be legal tender at the time of payment. Where no other time is stated herein for payment, payment of any amount due from Tenant to Landlord hereunder shall be made within thirty (30) days after Tenant's receipt of Landlord's invoice or statement therefor.


SECTION  V.  REIMBURSEMENT OF COMMON EXPENSES

A.   Definitions
     -----------

     (1) "Common Areas" means all areas, space, equipment and special services provided by Landlord for the common or joint use and benefit of the Project tenants, their employees, agents, servants, suppliers, customers and other invitees, including, by way of illustration, but not limitation, retaining walls, fences, landscaped areas, parks, curbs, sidewalks, private roads, restrooms, stairways, elevators, lobbies, hallways, patios, service quarters, parking areas, all common areas and other areas within the exterior of the Building and in the Project or as shown on the site plan attached to this Lease as Exhibit A; provided, however, that all electrical, mechanical, and telephone rooms, supply storage rooms, and all janitorial closets shall remain under the exclusive control of Landlord, notwithstanding that such areas shall be deemed Common Areas.

     (2) "Taxes" shall mean all real property taxes, personal property taxes, improvement bonds, and other charges and assessments which are levied or assessed upon or with respect to the Building and Project and the land on which the Building and Project are located and any improvements, fixtures and equipment and all other property of Landlord, real or personal, located in the Building and Project and used in connection with the operation of the Building and Project and the land on which the Building and Project are located, including any increase in such taxes, whether resulting from a reassessment of the value of the land, the Building or the Project, personal property, or for any other reason, imposed by any governmental authority, and any similar tax which shall be levied or assessed in addition to or in lieu of such real or personal property taxes and any license fees, commercial rental tax, or other tax upon Landlord's business of leasing the Building and the Project, but shall not include any federal or state income tax, or any franchise, capital stock, estate, inheritance, succession, transfer and excess profit taxes imposed upon Landlord, and shall also include any tax consultant fee or other costs incurred by Landlord to review or contest any tax assessed against the Premises, Building, or Project. In the event that Landlord shall elect to enter into a ground lease or consent to ground lease financing, then in addition to the foregoing, all Taxes levied and assessed against the fee estate under the ground lease shall be included in the definition of Taxes. If any special assessment or other Tax is payable by Landlord over a period of years, then Landlord shall be deemed to have elected to pay such Tax over the longest permissible period (whether or not Landlord actually so elects), and, for the purposes of this Lease, such Taxes shall be deemed to mean only those installment payments which would fall due during the Term of this Lease (including whatever financing charges the applicable governmental entity charges in connection with such extended payments). Taxes shall not include (a) any occupancy permit fees, building permit fees or other governmental charges incurred by Landlord in connection with any other tenant's occupancy of any space in the Project,
     (b) any fines, penalties or interest incurred as a result of Landlord's failure to pay any Tax when due, or (c) any payment resulting from the failure of the Project to comply with any applicable law.

     Tenant shall have the right, exercisable by written notice to Landlord, to require Landlord to contest the amount or assessment of any Taxes. If Tenant so elects, Landlord shall use reasonable efforts to contest such Taxes; provided that Landlord shall not be under any obligation to engage legal counsel or to pursue any court or other action which would require the use of legal counsel unless Tenant agrees to reimburse Landlord for the full cost thereof, such legal costs to be paid as incurred by Landlord and reimbursed by Tenant on an invoice basis; provided, however, that if such contest shall result in a reduction of Taxes otherwise payable by Landlord, and to the extent of such tax savings, Landlord shall allocate such contest costs among the tax parcel(s) in the Project benefitted by such a reduction in Taxes, and Tenant shall be reimbursed, to the extent of all such tax savings achieved as a result of such contest, for costs previously paid by Tenant in connection with such contest. At such time as Landlord is satisfied that it has obtained such results as are reasonably obtainable in any such contest, it shall notify Tenant in writing of such results. If Tenant still wishes Landlord to further contest such Taxes, then Tenant shall so notify Landlord, and Landlord shall take such further action as may be appropriate, provided that Landlord shall not be required to take any action which Landlord believes to be unreasonable or which Landlord reasonably believes would be detrimental or prejudicial to the Property or to Landlord, and provided further that Tenant shall bear the full cost and expense of all such further action.

          Tenant understands and acknowledges that Landlord may construct an additional office building and/or parking garage in the Project during the Term or any renewal of this Lease. Landlord agrees to use all reasonable efforts to have the new office building and the land under it, but not the parking garage or any other common areas around the new office building, separately assessed and taxed, and therefore not included as part of the Taxes hereunder; provided, however, that Landlord shall not be required to subdivide the Project in order to accomplish the same. In the event that such separate assessment is not reasonably available, then Landlord agrees to exclude from Taxes hereunder, beginning in the calendar year that the said new building is fully assessed, the increased assessment attributable to the new building and the land immediately thereunder, as reasonably determined by Landlord. Notwithstanding the foregoing, any common areas developed around the new office building, and any new parking garage, shall, for purposes of this Lease, and unless intended and designated for the exclusive use of such new building, become Common Areas for all purposes under this Lease.

     (3) "Operating Costs" shall mean all costs and expenses payable by Landlord in connection with the operation and maintenance of the Premises, Building, Project, and Common Areas, including, but not limited to, (a) the cost of landscaping, repaving, resurfacing, repairing, replacing, painting, lighting, cleaning, removing trash, janitorial services, security services and other similar items; (b) the total cost of compensation and benefits of personnel to implement the services referenced herein; (c) all Taxes; (d) the cost of any insurance obtained by Landlord in connection with the Building and Project, including, but not limited to, the insurance required to be obtained by Landlord pursuant to this Lease; (e) the cost of operating, repairing and maintaining the mechanical, electrical, plumbing, life safety, and access systems; (f) the cost of monitoring services, if provided by Landlord, including, without limitation, any monitoring or control devices used by Landlord in regulating the parking areas; (g) the cost of water, electricity, gas and any other utilities; (h) legal, accounting and consulting fees and expenses; (i) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance and repair of the

          Premises, Project, Building or Common Areas; (j) energy allocation, energy use surcharges, or environmental charges; (k) municipal inspection fees or charges; (l) the costs incurred by Landlord to provide management services for the Building or Project; (m) the amortized cost, including commercially reasonable financing costs if applicable, of any equipment, device or other capital improvement or replacement installed by Landlord in the Premises, Building or Project for the purpose of achieving economies in the operation, maintenance and/or repair thereof, or to reduce Operating Expenses or to comply with future laws, provided that the amount of such capital expenditures shall be equally amortized over the normally expected useful life of the capital improvement or replacement made, with only each year's amortized amount to be included as part of Operating Expenses for that year; (n) the cost of keeping the automobile parking area in a reasonably neat, clean and orderly condition, lighted, landscaped and repaired; (o) the fees and/or assessments paid to a property owners' association created for the purpose of providing common repair, maintenance and/or operation of the outside common areas in the Academy Park Subdivision, including but not limited to medians, landscaping and signage, whether participation in such a property owners' association is voluntary or as a result of the implementation of a recorded declaration of covenants, provided that such fees and assessments are reasonably apportioned between the participating properties in the Academy Park Subdivision; and (p) any other reasonable and customary costs or expenses incurred by Landlord under this Lease which are not otherwise required to be paid by other individual tenants in the Project on a direct reimbursement basis and not as part of such tenant's general obligation for common expenses.

          Notwithstanding the foregoing, however, Operating Costs shall not include, whether or not such items might otherwise be deemed included in the description of Operating Costs, and Tenant shall not be obligated to pay Tenant's Proportionate Share of: (1) costs of preparing any space in the Building or in any other building in the Project for occupancy by a tenant or costs of allowances or concessions provided to such other tenants; (2) wages, salaries, fees or fringe benefits paid to executive personnel of Landlord or to any administrative personnel of Landlord, or to any executive level personnel of the managing agent for the Building (the "Manager"), except (i) to the extent any such personnel may provide specific management services for the Building or the Project, or (ii) for severance payments paid to any personnel of Landlord or Manager; (3) renting and leasing commissions and legal fees and expenses in connection therewith; (4) franchise or partnership taxes, income taxes, inheritance taxes or any similar or like taxes on Landlord; (5) the cost of any items for which Landlord is specifically to be reimbursed by Tenant or other occupant of the Building or any other tenant in the Project (other than under operating expense pass-through lease provisions), or by any other third party or parties pursuant to contractual commitments; (6) the cost of performing any special services (including redecorating and painting) furnished to other tenants and not furnished to Tenant or costs of providing a greater level or amount of services to other tenants than furnished to Tenant; (7) amounts paid for legal, arbitration, accounting, brokerage or other professional services in connection with the leasing of space or in connection with relationship or disputes with tenants, former tenants or other occupants of the Building or any other building in the Project; (8) the cost of installing, operating and maintaining any special amenity, such as a covered or underground parking facilities or a luncheon, athletic, or recreational club which is not available for use by all tenants in the Project or the Building, unless approved by Tenant as an applicable Operating Expense; (9) any insurance premium to the extent that Landlord is separately reimbursed therefor by Tenant or by any other tenant or occupant of the Project; (10) the cost of any work or services performed for, or facilities furnished to, any tenant (including Tenant) at such tenant's cost or at no cost (where such free work, services or facilities are not available to Tenant or not usable by Tenant); (11) any costs paid by Landlord to Manager or to a corporation, entity, or person related to Landlord or Manager to the extent that such costs are in excess of the costs that would have been paid by Landlord normally to any unrelated party for the same level and quality of service or item; (12) interest, amortization and other charges paid in respect of a mortgage or other loans; (13) rent, additional rent and other charges (other than Taxes) payable under any ground lease or any lease superior to this Lease; (14) depreciation, amortization (except as otherwise expressly permitted) and other non-cash charges; (15) expenditures for capital improvements, equipment or capital repairs or replacements and other capital items, except to the extent permitted under Subparagraph (3)(m) above; (16) increases in insurance cost on account of maintenance of special insurance requirements or policies at the request or requirement of other tenants; (17) marketing or advertising costs; (18) any costs, fines, or penalties incurred due to violation by Landlord or another tenant of any governmental rule or authority; (19) any repairs, replacements or other expenses resulting from the gross negligence or willful misconduct of Landlord or its employees or agents; (20) costs incurred in the removal, encapsulation, replacement, or other treatment of any substance determined by applicable judicial or governmental authorities having jurisdiction therefor to be detrimental or hazardous to the health, safety, or general environment of the tenants or occupants of the Building or the Project, subject, however, to Tenant's obligations under Section VIII. C. and D. hereof;
          (21) expenses for which Landlord is or will be reimbursed by insurance proceeds or condemnation awards;

          (22) expenses which are properly allocated to buildings other than the Building of which the Premises is a part; (23) accounting fees incurred in connection with the preparation of financial statements, tax returns and other documents directly relating to the Landlord's ownership of the Project, except any accounting fees incurred in connection with the management and operation of the Project; (24) financing or refinancing costs; (25) rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment used in providing janitorial services and which is not affixed to the Building or any other building in the Project; (26) costs and expenses for sculptures, paintings or other original works of art, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, repair and/or maintenance of same, except for the reasonable costs of any decorative items which Landlord may acquire, install and maintain in the Project;
          (27) contributions to operating expense reserves or capital reserves;
          (28) contributions to charitable organizations; (29) costs, items or amounts which are not reasonable in amount or not customarily included in operating expenses for similar properties located in the vicinity of the Project; and (30) the costs of repairing or restoring any part of the Project not reimbursed by a condemnation award.

          The computation of Operating Cost shall be made in accordance with generally accepted accounting principles.

     (4) In the event during all or any portion of any calendar year the Building is not at least ninety-five percent (95%) rented and occupied, Landlord may elect to make an appropriate adjustment to the Operating Costs for such year, employing sound accounting and management principles, to determine the Operating Costs that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) rented and occupied and the amount so determined shall be deemed to have been the Operating Costs for such year.

B.   Reimbursement
     -------------

     Within a reasonable time before the commencement of each calendar year during the Term (Landlord agreeing to use all reasonable efforts to do so by December 1 of each year), Landlord shall deliver to Tenant a reasonable estimate of the Operating Costs Landlord will incur for the forthcoming calendar year. Commencing on the Lease Commencement Date, and continuing on the first day of each calendar month thereafter, Tenant shall pay to Landlord, as additional rental, an amount equal to one-twelfth (1/12th) of the product obtained by multiplying (i) the remainder obtained by deducting the Base Operating Expense, if any, from the then estimated Operating Costs for the Building for the applicable calendar year of the Lease Term, together with a reasonable allocation of the then estimated Operating Costs for the Project, exclusive of the Operating Costs unique to any other building in the Project for the applicable calendar year of the Lease Term, times (ii) Tenant's Proportionate Share; provided, however, that such amount shall not be less than Zero Dollars ($0.00); and provided further that Tenant shall not be in default for failing to pay any increased amounts until Tenant shall have received at least thirty (30) days prior written notice of such increase.

     In the event that Landlord intends to incur any expenditure in excess of $10,000.00 for any one item or contract, which expenditure will constitute an Operating Cost pursuant to this Section V.A., and such expenditure will not be for the exclusive benefit of the Building but Landlord intends to allocate more than thirty-four percent (34%) (or such other percentage equalling the ratio of the net rentable square footage of the Building to the net rentable square footage of the Project as may be determined by Landlord pursuant to Section I.C. of this Lease) of such expenditure to the Building, then Landlord shall inform Tenant's facility manager previously identified to Landlord in writing, not less than ten (10) business days prior to incurring said cost, of Landlord's intention to incur such expenditure and to allocate it to the Building as an Operating Cost in a manner which is greater than the percentage contemplated under Section I.C., and advising Tenant of Landlord's proposed percentage allocation. If Tenant shall object to Landlord's proposed allocation in writing, within five (5) business days following receipt of Landlord's notification, then Tenant and Landlord shall work together, in good faith, to arrive at a fair and reasonable allocation of such an Operating Cost expenditure to the Building. Nothing contained in this paragraph shall prohibit Landlord from making such an expenditure if the parties do not reach agreement as to the appropriate allocation, or from incurring any such cost which, pursuant to this Section V, would otherwise constitute a proper Operating Cost, and Landlord shall not be in default hereunder if it makes such an expenditure without having first reached agreement with Tenant as to the appropriate allocation of the cost, or if it fails to notify Tenant or Tenant's facility manager prior to making such an expenditure; provided that if Landlord shall fail to notify Tenant of such an expenditure, then Tenant shall only be liable for thirty-four percent (34%) (or such other percentage equalling the ratio of the net rentable square footage of the Building to the net rentable square footage of the Project as may be determined by Landlord pursuant to Section I.C. of this Lease) of such expenditure, unless and until Landlord and Tenant shall otherwise agree to a different allocation; but provided further that Landlord reserves the right in any event to obtain either a separate contract or separate billing for the item or work in question, and Landlord may rely upon the judgement of the contractor, vendor or service provider as to the allocation of the costs of such items or work for the Building.

     The total of such additional monthly payments to be paid by Tenant for such calendar year shall be called "Tenant's

     Estimated Operating Cost". Upon Notice to Tenant, Tenant's Estimated Operating Cost may be adjusted periodically by Landlord during the calendar year on the basis of Landlord's reasonably revised estimate of Operating Costs for such calendar year. Any major expenditure by Landlord (e.g. resurfacing of parking areas, painting buildings, refurbishing landscaping or walkways and similar items) during the year which was not included in determining the estimated Operating Costs, but which otherwise qualify as Operating Costs, may be billed separately to Tenant according to the provisions and allocations of this Section V.B.

C.   Rebate of Excess Charges or Payment of Additional Charges
     ---------------------------------------------------------

     Within one hundred twenty (120) days after the end of each calendar year, including the calendar year containing the date of the expiration or termination of this Lease, Landlord shall furnish Tenant with a statement showing the Operating Costs actually paid or incurred by Landlord for such year less the Base Operating Expense, if any, and Tenant's Proportionate Share thereof ("Tenant's Actual Operating Cost"), which shall in no event be less than Zero Dollars ($0.00). If the amount of Tenant's Estimated Operating Cost paid by Tenant for such calendar year exceeds Tenant's Actual Operating Cost for that year, Landlord shall refund such excess to Tenant within thirty (30) days after such determination or Landlord may, at its sole option and election, apply such excess to any outstanding amounts due from Tenant to Landlord. If Tenant's Estimated Operating Cost actually paid by Tenant is less than Tenant's Actual Operating Cost, Tenant shall pay such shortfall to Landlord, as additional rent, within thirty (30) days after receipt of Landlord's statement showing the amount due. If the Lease commences on a date other than on the first day of a calendar year or expires or otherwise terminates, on a date other than on the last day of a calendar year, the foregoing payments shall be prorated accordingly. If Landlord fails to provide Tenant with a statement of any balances due for Tenant's Actual Operating Cost within eighteen (18) months of the end of the calendar year for which such Operating Costs are payable, then Landlord shall be deemed to have waived its right to collect the same; provided that such failure shall not waive Tenant's right to receive such a statement from Landlord in accordance with the first sentence of this Paragraph.

D.   Tenant's Audit of Operating Costs
     ---------------------------------

     Tenant shall have the right, exercisable once during each calendar year (but not later than six (6) months following the date of Tenant's receipt of Tenant's Actual Operating Costs), to examine and audit, to be conducted by appropriate individuals qualified to perform audits, Landlord's books and records in connection with Landlord's calculation of Operating Costs and Tenant's Proportionate Share thereof for the calendar year for which the statement of Tenant's Actual Operating Costs was most recently received. All such examinations shall be conducted during Landlord's regular business hours and at Landlord's regular place of business in the Denver, Colorado metropolitan area. Tenant shall give Landlord not less than five (5) business days' notice of its desire to conduct an examination and audit, following which Tenant and Landlord will cooperate in good faith to establish a schedule and time for such audit. Notwithstanding the foregoing, Tenant understands that some of Landlord's books and records are maintained outside the state of Colorado; and with respect to such books and records, Tenant agrees to provide Landlord with a reasonable opportunity to assemble such information in the Denver, Colorado metropolitan area. In any case, any amounts determined by such audit to be owing by one party to the other shall be paid by the party owing the same within thirty (30) days thereafter; provided that Landlord shall have a reasonable opportunity to review, contest and resolve any such discrepancy to the mutual satisfaction of the parties before Landlord shall be required to refund any amount to Tenant. In the event that, pursuant to such an audit, the parties reasonably agree that Tenant has been overcharged by an amount greater than five percent (5%), then Landlord shall reimburse Tenant for the reasonable out of pocket cost of the audit; otherwise, all audit costs shall be the responsibility of Tenant.

E.   Control of Common Areas
     -----------------------

     Tenant's use of the Common Areas shall be subject to the provisions of this Lease and Landlord's rights, hereby reserved, to (a) restrain the use of the Common Areas by unauthorized persons, (b) utilize from time to time any portion of the Common Areas for promotional and related matters, (c) temporarily close any portion of the Common Areas for repairs, improvements or alterations, (d) change the shape and size of the Common Areas or change the location of improvements within the Common Areas, including, without limitation, parking areas, roadways and curb cuts, and, (e) prohibit access to or use of Common Areas that are designated for the storage of supplies or operation of equipment necessary to operate the Project or Building. In addition, Landlord may determine the nature, size and extent of the Common Areas as well as make changes to the Common Areas and take such other actions in connection therewith from time to time which, in its opinion, are deemed desirable. Notwithstanding the foregoing, no exercise of Landlord's rights under this Paragraph shall (a) unreasonably prevent, interfere or make inconvenient Tenant's ordinary performance of Tenant's business in the Premises, (b) impede Tenant's reasonable access to the Premises or materially reduce the number of parking spaces available to Tenant hereunder, or (c) increase Tenant's Proportionate Share. Landlord agrees to give reasonable advance written notice to Tenant of any significant alterations to or improvements of the Common Areas.

     At such time as Tenant shall take possession and control of all of the net leasable area of the Building, and provided further that Tenant is not then in default under any of its obligations under this Lease, and continuing thereafter for so long as Tenant shall lease the entire Building and faithfully observe and perform all of its obligations under this Lease, Tenant shall have the right, at its election, to be exercised by written notice to Landlord and to become effective on a date set forth in such notice, which date shall not be less than sixty (60) days from the effective date of such notice, to assume and take over, all at Tenant's sole cost, risk and expense, direct responsibility for any of the following specified services theretofore provided by Landlord for the Premises and the Common Areas within the Building, to wit: janitorial services, including cleaning, dusting, vacuuming, carpet cleaning, restroom supplies, and any related activities within the Building, interior painting and decoration, lighting bulb and tube replacement, interior Building security (but not exterior Common Area security), and such other items as Landlord and Tenant may mutually agree in their respective discretion; provided, however, that Landlord shall retain the exclusive control over all structural elements, all building systems and fixtures, all exterior Common Areas, and all maintenance and repair obligations which are otherwise not the Tenant's responsibility. Notwithstanding the foregoing, all janitors closets, all mechanical, electrical and telephone rooms shall remain under the exclusive control of Landlord; provided that Tenant shall have the limited right to use the telephone and electrical rooms in order to integrate Tenant's electrical and telephone distribution systems, so long as all of Tenant's equipment is installed and maintained outside of such rooms. In addition, Landlord shall have the right to maintain a storage room on the first and fourth floors of the Building for the exclusive use, and under the sole control, of Landlord, its agents, employees and contractors. The scope of services which shall be permitted to be directly undertaken by Tenant shall be set forth in a written agreement executed by Landlord and Tenant, as a condition to Tenant being permitted to perform any such services. In discharging all such services, Tenant shall perform the same in a manner which is consistent with Class A office space in the Market Area, and in any event at least to the same standards as performed and maintained by Landlord in the Common Areas inside buildings on the remainder of the Project. In no event shall Tenant prevent or interfere with any right of Landlord to enter the Building or any portion of the Premises for any and all purposes consistent with Landlord's ownership thereof and Landlord's continuing obligations hereunder, including without limitation, the performance of such services, maintenance, repairs or replacements to any and all portions of the Building as Landlord may deem necessary or desirable, or as may otherwise be required of Landlord under the terms of this Lease. With respect to any service over which Tenant assumes direct responsibility, the cost of those same services provided to other buildings in the Project shall, for purposes of determining Tenant's Actual Operating Costs, be deleted from the calculation of Operating Costs, commencing on the first day of the first full calendar month in which Tenant shall be undertaking such service, provided that Tenant shall pay the cost of such service for the Building in a timely manner. If Tenant shall fail to provide and pay the cost of such services after assuming responsibility therefor, then Tenant shall, if said services are provided or paid by

     Landlord, or provided by service providers engaged and paid by Landlord, pay the costs of all such services directly to Landlord on an invoice basis.


SECTION VI.  SECURITY DEPOSIT


Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit, if any, defined in Section I. above, which shall be held for Landlord as security for the performance by Tenant of all terms, covenants and conditions of this Lease. It is expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent or the obligation to repair and maintain the Premises or to perform any other term, covenant or condition contained herein, Landlord may (but shall not be required to), without prejudice to any other remedy provided herein or provided by law and without notice to Tenant, use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default. Tenant shall immediately on demand pay to Landlord a sum equivalent to the portion of the Security Deposit so expended or applied by Landlord as provided in this paragraph so as to maintain the Security Deposit in the sum initially deposited with Landlord. Although the Security Deposit shall be deemed the property of Landlord, if Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds and Landlord, not Tenant, shall be entitled to all interest, if any, accruing on any such deposit. Upon any sale or transfer of its interest in the Building, Landlord shall transfer the Security Deposit to its successor in interest and thereupon, Landlord shall be released from any liability or obligation with respect thereto.


SECTION VII.  TENANT'S TAXES


Tenant shall be liable for all taxes levied against the leasehold held by Tenant or against any personal property, leasehold improvements, additions, alterations and fixtures placed by or for Tenant in, on or about the Premises, Building and Project or constructed by Landlord for Tenant in the Premises, Building or Project; and if any such taxes are levied against Landlord or Landlord's property, or if the assessed value of such property is increased (whether by special assessment or otherwise) by the inclusion therein of value placed on such leasehold, personal property, leasehold improvements, additions, alterations and fixtures, and Landlord pays any such taxes (which Landlord shall have the right to do regardless of the validity thereof), Tenant, upon demand, shall fully reimburse Landlord for the taxes so paid by Landlord or for the proportion of such taxes resulting from such increase in any assessment.

SECTION VIII.  USE OF PREMISES


A.   Permitted Uses
     --------------

     Tenant shall use the Premises and Common Areas solely for the Permitted Use specified in subsection I.L. above, and for no other use. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for any such use. Tenant shall not do or permit anything to be done by Tenant's employees, agents or contractors in or about the Premises, Common Areas, Building or Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure them or interfere with their right to the quiet use and enjoyment of the Project and their respective leaseholds. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises, the Building or Common Areas. Tenant shall not commit or suffer to be committed any waste in or upon the Premises, Common Areas, Building or Project. Tenant shall not do or permit anything to be done by its employees, agents or contractors in or about the Premises, Common Areas, Building or Project which may render the insurance thereon void or increase the insurance risk or cost thereon. If an increase in any fire and extended coverage insurance premiums paid by Landlord for the Building and Project is caused by Tenant's use and occupancy of the Premises, then Tenant shall pay, as additional rental, the amount of such increase to Landlord.

B.   Compliance with Laws
     --------------------

     Tenant shall not use the Premises, Building, Project or Common Areas in any way (or permit or suffer anything to be done by its employees, agents or contractors in or about the same) which will conflict with any law, statute, ordinance or governmental rule or regulation or any covenant, condition or restriction (whether or not of public record) affecting the Premises, Project or Building, now in force or which may hereafter be enacted or promulgated including, but not limited to, the provisions of any city or county zoning codes regulating the use thereof. Landlord represents that it has provided, and Tenant acknowledges receipt of a copy of the Rules (defined below), as well as any recorded and unrecorded private restrictive covenants, applicable to the Project. Tenant shall, at its sole cost and expense, promptly comply with (a) all laws, statutes, ordinances, and governmental rules and regulations, now in force or which may hereafter be in force, (b) all requirements, and other covenants, conditions and restrictions, now in force or which may hereafter be in force which affect the Premises, provided copies of such have been given by Landlord to Tenant, and (c) all requirements, now in force or which may hereafter be in force, of any board of fire underwriters or other similar body now or hereafter constituted, to the extent that compliance with any of the foregoing is required because of the nature of Tenant's Permitted Use of, or Tenant's activities and/or business operations in or upon, the Premises, Building or Project, or because of Tenant's occupancy density, or because of the construction or condition of any improvements made to the Premises by or on behalf of Tenant, or because of any other actions taken by or on behalf of Tenant. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, governmental rule or regulation or any requirement, covenant, condition or restriction shall be conclusive of the fact as between Landlord and Tenant. Tenant agrees to fully indemnify Landlord against any liability, claims or damages arising as a result of a breach of the provisions of this Subsection by Tenant, and against all costs, expenses, fines or other charges arising therefrom, including, without limitation, reasonable attorneys' fees and related costs incurred by Landlord in connection therewith, which indemnity shall survive the expiration or earlier termination of this Lease. During the Term of this Lease, Landlord shall not enter into any restrictive covenant or other agreement affecting the Project or the Premises which would be violated by Tenant's ordinary business use of the Premises or which would materially increase Tenant's cost of performing its business operations in the Premises without Tenant's prior written consent.

C.   Hazardous Materials
     -------------------

     Tenant shall not cause or permit any Hazardous Material (as defined below) to be brought upon, kept, disposed of, or used in or about the Premises, Building or Project by Tenant, its agents, employees, contractors, or invitees, except for such Hazardous Material, in such nominal amounts, as is necessary or useful to Tenant's business and which will be used, kept, stored and disposed of in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises, Building and Project, and such storage will not create an undue risk to other tenants of the Building and Project, giving consideration to the nature of the Project and Building. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises, Building or Project caused by Tenant, its agents, employees, contractors, or invitees, results in contamination of the Premises, the Building or the Project, or if contamination of the Premises, the Building or the Project, by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, the Building or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building or the Project, damages arising from any adverse impact on marketing of space in the Building or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, the obligation to reimburse Landlord for costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in, on, or about the Premises, Building or Project or in the soil or ground water on or under the Premises, the Building or the Project. Without limiting the foregoing, if the presence of any Hazardous Material in, on or about the Premises, Building or Project caused or permitted by Tenant, its agents, employees, contractors, or invitees, results in any contamination of the Premises, the Building or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, the Building or the Project to the condition existing prior to the introduction of any such Hazardous Material thereto; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, Building or Project or exposes Landlord to any liability therefor and such actions are undertaken in accordance with all applicable laws, rules and regulations and accepted industry practices.

     "Hazardous Material" is used in this Lease in its broadest sense and shall mean any petroleum based products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as hazardous or toxic, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance affecting the Premises, Building or Project presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time, including but not limited to the statutes listed below, as well as each of their state counterparts, and all of the rules and regulations implementing any of them:

     Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq.
                                                                        ------

     Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq.
                              ------

     Clean Air Act, 42 U.S.C. (S)(S) 7401-7626.

     Water Pollution Control Act (Clean Water Act of 1977), 33 U.S.C. (S) 1251 et seq.
     ------

     Insecticide, Fungicide, and Rodenticide Act (Pesticide Act of 1987), 7 U.S.C. (S) 135 et seq.
                    ------

     Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.
                                                      ------

     Safe Drinking Water Act, 42 U.S.C. (S) 300(f) et seq.
                                                   ------

     National Environmental Policy Act (NEPA) 42 U.S.C. (S) 4321 et seq.
                                                                 ------

     Refuse Act of 1899, 33 U.S.C. (S) 407 et seq.
                                           ------

D.   Asbestos
     --------

     (a)  Except as set forth below in subsection (b), Landlord represents,
                                       --------------
     warrants and agrees that, to the best of Landlord's actual knowledge, neither the Building nor the Premises nor any walls, ceilings, beams or ducts enclosing or connected to or serving the Demised Premises contain, will contain or are exposed to asbestos. Further, Landlord represents warrants and agrees that, without limiting the foregoing: 1) Landlord shall at all times take all reasonable precautions to prevent exposure of the Premises, Tenant and Tenant's employees, invitees, agents and representations to asbestos contamination from the Building or from other buildings owned by Landlord in the Project, and 2) Landlord shall not permit the installation of asbestos in the Building.

     (b) Landlord has advised Tenant that the roof of the Building, which is not a part of the Premises, contains asbestos (the "Roof Asbestos") that is not considered to be friable in its undisturbed state. Landlord represents, warrants and agrees that if the Roof Asbestos becomes friable or creates a condition where there is a presence of asbestos in either the Building or the Premises, Landlord shall promptly act to remove or abate such asbestos in a safe manner and take all steps necessary to prevent exposure of the Premises to Roof Asbestos which may become friable, all in conformance with applicable law. Notwithstanding the foregoing, Landlord's obligations under this subsection (b) shall not be applicable if the presence of asbestos was
          --------------
     caused by Tenant's disturbance of the Roof Asbestos or Tenant's introduction of asbestos onto the Project, in either of which case, Tenant shall promptly abate, remediate and remove all such asbestos, at Tenant's sole cost and expense. Tenant's failure to do so shall constitute a material default under this Lease.

     (c) In the event it is disclosed that the Building (except as qualified in subsection (b) above), the Premises or such walls, ceilings, beams or ducts
     --------------
     contain or are exposed to asbestos, (to the extent that the level of airborne asbestos fibers in the Premises do not exceed .01 asbestos fibers/cc, such air samples to be analyzed by use of transmission electron microscope which results shall be furnished to Tenant) Landlord shall, if and at such time as Tenant may request in writing, and at Landlord's cost, promptly remove or abate such asbestos in compliance with applicable law, and shall take all steps reasonably necessary to prevent exposure of the Premises, Tenant and Tenant's employees, invitees, agents and representatives to asbestos during such removal. Notwithstanding Landlord's obligations under this Subsection D, in the event it is disclosed that the Building (except as qualified in subsection (b) above), the Premises or any
                                      --------------
     such walls, ceilings, beams or ducts contain or are exposed to friable asbestos, and Landlord shall fail to take such actions to remove, remediate or abate the same as may be required of Landlord under the provisions hereof after written notice to Landlord and a reasonable opportunity to commence and prosecute such action to completion, then Tenant may, cancel the Lease without penalty, liability or obligation of any kind and Landlord shall refund to Tenant the unamortized cost of Tenant's fixtures and leasehold improvements and pay for the reasonable costs and expenses incurred by Tenant in relocating to any alternative premises selected by Tenant in the Market Area.

E.   Landlord's Rules and Regulations
     --------------------------------

     Tenant shall, and Tenant agrees to cause its agents, servants, employees, invitees, and licensees to observe and comply fully and faithfully with the rules and regulations attached hereto as Exhibit E or such rules and
                                              ---------
     regulations which may hereafter be adopted by Landlord (the "Rules") for the care, protection, cleanliness, and operation of the Premises, Building and Project, and any modifications or additions to the Rules adopted by Landlord, provided that, Landlord shall give written notice thereof to Tenant and, Tenant's Permitted Use of the Project is not unreasonably affected. Landlord shall not be responsible to Tenant, and Tenant shall not be responsible to Landlord, for failure of any other tenant or occupant of the Building or Project to observe or comply with any of the Rules.


SECTION IX.  SERVICE AND UTILITIES

A.   Standard Building Services and Reimbursement by Tenant
     ------------------------------------------------------

     Subject to scheduled outages, which have been reasonably coordinated with Tenant's facility manager, and to emergency outages, Landlord agrees to furnish to the Building, 24 hours a day, 365 days a year (hereinafter "Building Hours"), heat, ventilation and air conditioning (hereinafter "HVAC"), required for the comfortable use and occupation of the Premises for general office purposes and at a level which is usual and customary in similar office buildings in the area where the Project is located, all of which shall be subject to the Rules of the Building as well as any governmental requirements or standards relating to, among other things, energy conservation. Landlord shall cause water, electrical and elevator (if applicable) service to be supplied and provided to the Premises at all times. Landlord has provided Tenant with information regarding the Building's electrical system, including capacity. Tenant agrees that it will not install any equipment in the Premises which consumes electricity in excess of the Building's electrical system capacity without obtaining Landlord' prior written consent, which request and consent shall be subject to the requirements and conditions of Section XII, and which consent shall be further conditioned upon Tenant's agreement to provide, at Tenant's sole cost and expense, all electrical wiring and other devices which may be necessary to increase the capacity of the Building's electrical system.

     Tenant acknowledges that it has received and had an opportunity to review that certain letter report, dated April 8, 1996, prepared by ABS Consulting, Inc. and addressed to

     ARES, Inc. (the "ABS Report"), which ABS Report summarizes the current HVAC capacity in the Building. A copy of the ABS Report is attached hereto as Exhibit H. Tenant understands and acknowledges that the existing HVAC capacity may not be adequate to support a 365 day a year, 24 hour a day call center operation under all environmental conditions, particularly on hot days. In the event that Tenant wishes to provide increased HVAC capacity for the Building, Landlord agrees to work with Tenant, in good faith, to design and install an HVAC mutually satisfactory to each of the parties which will be adequate to meet Tenant's reasonable HVAC needs, and which will be installed in a manner which minimizes cost and impact upon the core and shell of the Building as well as on Tenant's operations. The cost of the design and installation of any additional HVAC equipment which may ultimately be agreed upon by Landlord and Tenant shall be paid by Tenant to the designer and to the installation contractor, or, at the option of Landlord, directly to Landlord who will then be responsible for payment to such designers and contractors. All such amounts shall be paid in full by Tenant no later than thirty (30) days following Tenant's receipt of an invoice therefor. All HVAC equipment installed pursuant to this paragraph shall become a permanent fixture and part of the Building upon installation, shall be the property of the Landlord, and shall remain with the Building upon the expiration or earlier termination of this Lease. Landlord agrees to contribute toward the cost of the HVAC equipment and installation to the extent of such additional capacity as may be required to make up any shortfall between the HVAC capacity in the Building as of the date of this Lease and such additional capacity as would be customary to install in a typical modern speculative office building of similar size and characteristics as the Building, anticipating a five and one-half (5 1/2) day a week operation, with normal business hours and with tenants not having any unusual or extraordinary HVAC needs, all as more fully described in the ABS Report as a modern speculative office building. All HVAC capacity desired by Tenant in excess of this baseline amount shall be at Tenant's sole cost and expense. Landlord's contribution will be reimbursed to Tenant following Tenant's payment of the full cost of the design and installation charges. Landlord's contribution will be agreed upon by Tenant and Landlord, on the basis of this paragraph, during the development of the design of the additional HVAC capacity prior to the commencement of installation.

     Subject to the reductions set forth below, Tenant agrees to pay the full cost of all electric utilities supplied to the Building, together with any taxes thereon, and at rates not in excess of those charged by the applicable electric utility provider, on an invoice basis, and the costs thereof shall not be included in the calculation of Operating Costs. Until such time as Tenant shall lease all of the net rentable square footage in the Building as contemplated under Section III, Landlord shall pay the electric utility provider directly, and Tenant shall reimburse Landlord for all such expenses on an invoice basis. Once Tenant shall lease all of the net rentable square footage in the Building, Tenant shall pay for all such electric utilities directly to the electric utility provider, and shall provide Landlord with evidence of payment of such utility bills on a timely basis. If Tenant shall not lease all of the net rentable square footage of the Building as contemplated under Section III, then Tenant shall be entitled to the following reductions in the amount billed by Landlord for electric utilities during each month that the following deductions shall apply:

          (a) during each month that any space in the Building shall be occupied by another tenant of Landlord, Tenant shall be entitled to a reduction in its monthly electric bill to the extent of all electricity actually consumed by such other tenant if such other tenant's premises is separately metered, or, if not so separately metered, Tenant shall be entitled to a reduction in Tenant's electricity bill for such month at the effective rate of $1.25 per square foot per annum for such space; and

          (b) during each month that any space in the Building is vacant and not leased by Tenant or any other tenant, Tenant shall be entitled to an electricity bill reduction for such month at the effective rate of $0.50 per square foot per annum for such space;

     All reductions to Tenant's electricity bill provided in subsections (a) or
     (b) above shall be pro-rated on the basis of three hundred sixty-five (365) day years for the same number of days of the utility provider's billing period for any period of time that such reductions are applicable.


 B.  Limitation on Landlord's Obligations
     ------------------------------------

     Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of, Landlord's failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, brownouts, blackouts, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, unless as the result of the gross negligence or willful misconduct of Landlord, its employees, agents, or contractors, nor shall such failure under such circumstances be construed as a constructive or actual eviction of Tenant. Notwithstanding any of the foregoing, Landlord shall not be liable under any circumstances, other than Landlord's gross negligence or willful misconduct, for loss or injury to the property or business of Tenant, however occurring, through or in connection with or incidental to Landlord's furnishing or failure to furnish any of said service or utilities if Tenant has assumed responsibility for providing such service or utility. Regardless of the cause of such failure or interruption in service, Landlord shall use reasonably diligent efforts to restore such service to the Premises as promptly as practicable. Unless the failure or interruption in service is caused by the negligence or misconduct of Tenant, it employees, agents, contractors or invitees, or is otherwise caused by any other circumstances beyond Landlord's reasonable control, if such service is not uninterruptedly restored within three (3) business days, and if such failure shall materially and adversely affect Tenant's business operations in the Premises, then Tenant shall be entitled to an equitable abatement of Monthly Rental to the extent such interruption so affects Tenant's business operations.

 C.  Excess Water Service
     --------------------

     Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises which consumes more water than is usually furnished or supplied for the Permitted Use of the Premises, as determined by Landlord. Tenant shall not consume water in excess of that usually furnished or supplied for the Permitted Use of the Premises (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse. The excess cost for such water shall be established by installation of a meter and using a determination made by a utility company or independent engineer hired by Landlord at Tenant's expense and Tenant shall pay such excess costs as additional rent each month with the Monthly Rental.

 D.  Security Services
     -----------------

     Certain security measures (both by electronic equipment and personnel) may be provided by Landlord in connection with the Building and Common Areas. However, Tenant hereby acknowledges that any such security is intended to be solely for the benefit of the Landlord in protecting its property from fire, theft, vandalism and similar perils and while certain incidental benefits may accrue to the Tenant therefrom, any such security is not for the purpose of protecting either the property of Tenant or the safety of its officers, employees, servants or invitees. By providing such security, Landlord assumes no obligation to Tenant and shall have no liability arising therefrom. Landlord reserves the right to either commence, expand, reduce or discontinue the providing of any such security at any time without notice to Tenant.


SECTION  X.  MAINTENANCE AND REPAIRS

 A.  Landlord's Obligations
     ----------------------

     Except for special or non-standard systems and equipment installed for Tenant's exclusive use, Landlord shall, at Landlord's initial cost and expense subject to reimbursement by Tenant of Tenant's Proportionate Share of such cost and expense as an Operating Cost, keep in good condition and repair the heating, ventilating and air conditioning and other mechanical systems which service the Premises as well as other premises within the Building; the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises and Building; and the parking lots, walkways, driveways, landscaping, fences, signs and utility installations and other Common Areas of the Project. Landlord shall not be in breach of its obligations under this Section unless Landlord fails to commence, within three (3) days after written notice of a need for such repairs or maintenance is given to Landlord by Tenant, and to thereafter diligently prosecute to completion, any repairs or perform maintenance which it is obligated to perform hereunder, and such failure materially and adversely affects Tenant's business operations in the Premises. Landlord shall not be required to make any repairs for damage caused by any negligent or intentional act or omission of Tenant or any person claiming through or under Tenant or any of Tenant's employees, suppliers, shippers, customers or invitees, unless Tenant or another party agrees to pay Landlord for Landlord's actual costs therefor, or unless Landlord elects to file an insurance claim as provided in Section B below; otherwise, Tenant shall, with the consent and under the direction of Landlord, repair such damage at its sole cost and expense. Tenant hereby waives and releases any right it may have to make repairs to the Premises, Building or Project at Landlord's expense under any law, statute, ordinance, rules and regulations now or hereafter in effect in any jurisdiction in which the Project is located. Tenant understands that, due to the seven days a week, twenty-four hours a day nature of Tenant's business, Landlord may find it necessary to temporarily interrupt utility and other Building services in order for Landlord to perform periodic or other necessary repair, maintenance and replacement activities. Except in the case of emergency, Landlord will (i) use all reasonable efforts to minimize any interference in Tenant's business operations, (ii) in connection with scheduled maintenance or repair when Landlord anticipates that electrical service will be interrupted for a period of time less than one (1) hour, provide Tenant and Tenant's facility manager previously identified to Landlord with not less than two (2) hours prior notification, and (iii) in connection with scheduled maintenance or repair when Landlord anticipates that electrical service will be interrupted for a period of time of one (1) hour or longer, provide Tenant and Tenant's facility manager previously identified to Landlord with not less than ten (10) days prior notification, and at Tenant's request and if reasonably able to do so, Landlord will perform such scheduled maintenance and repair (anticipated to cause an electrical interruption of greater than one (1) hour) during the midnight shift of Tenant's employees or at such other time as may be reasonably requested by Tenant.

 B.  Tenant's Obligations
     --------------------

     Tenant shall, at its sole cost and expense, maintain the Premises in good and sanitary condition, and shall make all non-structural repairs and replacements to preserve in good working order and condition all of the fixtures, finishes, additions and other Tenant's Work items, from the point of connection to the Building or to the Building's systems, but excluding those items which are "Building Standard" and provided to Tenant as part of the original Building improvements, which Landlord shall continue to maintain as part of Landlord's obligations under Paragraph A above.

     Without limiting the foregoing, Tenant's obligations shall extend to and include the following items, and every part thereof: plumbing and plumbing fixtures installed by Tenant within the Premises; special or supplementary heating, ventilating and air conditioning systems installed for the exclusive use of the Premises; non-standard electrical, lighting and other utility systems, facilities and equipment located within the Premises and; all trade fixtures, interior walls, interior surfaces of exterior walls, ceilings, windows, doors, cabinets, draperies, window coverings, carpeting and other floor coverings, plate glass and skylights located within the Premises. Tenant shall not commit or permit any waste in or about the Premises, the Building or the Project. Tenant shall, at its sole cost and expense, make all repairs to the Premises, Building and Project, including without limitation structural repairs, which are required, in the reasonable opinion of Landlord, as a result of any misuse, neglect, negligent or intentional act or omission committed or permitted by Tenant or by any subtenant, agent, employee, supplier, shipper, customer, invitee or servant of Tenant; provided, however, that if the loss is large enough to justify the filing of an insurance claim by Landlord and Landlord elects to so file such a claim (but without having any obligation to do so), then Landlord will effect such repairs in accordance with the provisions of
     Section XVIII (Damage and Destruction) below, and Tenant shall reimburse Landlord for any costs not covered by insurance proceeds actually received by Landlord.

 C.  Right to Make Repairs
     ---------------------

     In the event that Tenant fails to maintain the Premises, Building and Project in good and sanitary order, condition and repair as required by this Lease, then, following three (3) business days' prior written notification to Tenant (except in the case of an emergency, in which case no prior notification shall be required), Landlord shall have the right, but not the obligation, to enter the Premises and to do such acts and expend such funds at the expense of Tenant as are required to place the Premises, Building and Project in good, safe and sanitary order, condition and repair. Any amount so expended by Landlord shall be paid by Tenant promptly upon demand as additional rent.

     In the event that Landlord fails to provide any of the services required under Section IX hereof or fails to provide any of Landlord's repair or maintenance obligations under Section X hereof (except as expressly limited or provided in such Sections), Tenant may, if Landlord shall fail, within five (5) days notice to Landlord, to commence any such service, repair or maintenance obligation and thereafter diligently prosecute the same to completion, perform or cause to be performed any such service, repair or maintenance, using reasonable commercial efforts to obtain fair competitive pricing, and bill the Landlord for the actual cost thereof, which bill Landlord shall pay within thirty (30) days of receipt thereof. Tenant's obligation to notify Landlord as set forth in the previous sentence shall not be required under circumstances where an imminent threat, or present damage, to persons or property exists or is occurring; provided that under such emergency circumstances, Tenant shall take only those actions reasonably necessary to protect Tenant's property, prevent continuing damage or waste to the Building and to Landlord's property, materials, services or utilities, and prevent injury to persons, and Tenant shall notify Landlord as soon as practicable thereafter.

 D.  Condition of Premises Upon Surrender
     ------------------------------------

     Except for reasonable wear and tear and as otherwise provided in this Lease, Tenant shall, upon the expiration or earlier termination of the Term, surrender the Premises to Landlord broom clean and in the same condition as on the date Tenant took possession, reasonable wear and tear and casualty for which adequate insurance proceeds are received and casualty damage for which insurance proceeds are not received but for which casualty damage Tenant has no responsibility for, and condemnation, excepted. All appurtenances, fixtures (but not trade fixtures), improvements, additions and other property attached to or installed in the Premises whether by Landlord or by or on behalf of Tenant, and whether at Landlord's expense or Tenant's expense, shall be and remain the property of Landlord unless Landlord specifically agrees otherwise in writing. Any furnishings, trade fixtures and other personal property of Tenant located in the Premises, whether the property of Tenant or leased by Tenant, and any fixtures, improvements and other items agreed, in writing, by Landlord to belong to the Tenant as provided in the preceding sentence, shall be and remain the property of Tenant and shall be removed by Tenant at Tenant's sole cost and expense at or before the expiration of the Term. Tenant shall promptly repair any damage to the Premises or the Building resulting from such removal. Any of Tenant's property not removed from the Premises prior to or upon the Expiration Date shall, at Landlord's option, either become the property of Landlord or may be removed by Landlord, in which case Tenant shall pay to Landlord the cost of such removal within ten (10) days after delivery of a bill therefor or Landlord, at its option, may deduct such amount from the Security Deposit. Any damage to the Premises, including any structural damage, resulting from Tenant's use of the Premises or from the removal of Tenant's trade fixtures, fixtures, furnishings, equipment, or any other property of Tenant shall be repaired by or at Tenant's expense. Landlord and Tenant agree that the following items of personal property shall constitute part of Tenant's trade fixtures for purposes of this Lease: ACD (Automatic Call Distribution) telephone equipment, supplemental HVAC units servicing the ACD and UPS equipment rooms, the uninterruptable power supply system and associated generator (but excluding additional wiring and other devices which may be installed in the Building to increase Building capacity).

SECTION  XI.   ENTRY BY LANDLORD

Landlord, and Landlord's authorized agents and employees, reserves and shall have the right to enter the Premises at any time and from time to time to inspect the same to determine whether Tenant is complying with its obligations hereunder; to supply any service to be provided by Landlord hereunder; to supply janitorial service and any other routine service to be provided by Landlord to Tenant hereunder; during normal Building Hours and upon reasonable advance notice to Tenant, to exhibit the Premises to prospective purchasers and mortgagees, or (during the last one hundred eighty (180) days of the Term) to prospective tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Building and Project, without abatement of rent, in which case Landlord may erect scaffolding and other necessary structures that are reasonably required by the character of the work to be performed by Landlord, provided that the business of Tenant shall not be interfered with unreasonably. Except as otherwise specifically provided in this Lease or in the case of (i) emergency, (ii) regular janitorial and routine service, or (iii) circumstances governed by Section X.A. above requiring electrical interruption, Landlord agrees to provide Tenant or Tenant's facility manager previously identified to Landlord with reasonable advance notice of its intention to enter the Premises for any purpose permitted hereunder, and to use reasonable efforts to coordinate any major service and major repair projects in such a manner as to minimize disruption of Tenant's business operations; provided, however, that Landlord shall not be required to give Tenant any greater notice of any inspections or entry requested by any governmental representative or other third party entitled to such access than Landlord receives and can reasonably provide to Tenant. In order to enter the Premises for each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Further, Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors, and shall have the right to enter the Premises at any time and without prior notice, in the event of an emergency. To the extent Tenant is required to do so by any third parties, Tenant may reasonably designate, in writing, certain areas within the Premises as "security areas," and Landlord agrees that it shall not take contractors or any prospective purchasers, tenants or mortgagees into any such "security areas" without being accompanied by a representative of Tenant; provided, however, that Landlord and its employees shall have full access to such "security areas" at all times. Any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

SECTION  XII.  ALTERATIONS, ADDITIONS AND TRADE FIXTURES

Except as provided in this Section, Tenant shall not make any alterations, additions or improvements to the Premises, or any part thereof, whether structural or nonstructural (hereafter "Alterations"), without Landlord's prior, final written consent. In order to obtain Landlord's preliminary consent, which preliminary consent shall not be unreasonably withheld, Tenant shall submit such information as Landlord may require, including, without limitation, detailed plans and specifications for the Alterations. Notwithstanding the foregoing, Landlord may withhold its consent to any proposed Alterations which, in Landlord's reasonable judgement, may adversely affect the value, structural integrity, or utility or mechanical systems of the Premises, the Building or the Project. If Landlord gives its preliminary consent for the Alterations, in order to obtain Landlord's final consent, which final consent shall not be unreasonably withheld, Tenant shall then submit (i) all necessary permits, licenses, bonds, and the construction contract, all in conformance with the plans and specifications preliminarily approved by Landlord; (ii) evidence of insurance coverages, including without limitation builder's risk insurance, in such types and amounts and from such insurers as Landlord deems satisfactory; and (iii) such other information and documentation as Landlord deems reasonably necessary including, but not limited to, evidence of Tenant's financial ability to pay for the Alterations. With respect to any preliminary or final plans submitted to Landlord for its approval, Landlord agrees to process each and every request for consent in a timely and diligent manner, and Landlord shall use its best efforts to respond to Tenant's proposed plans within ten (10) business days, but Landlord's consent shall not be deemed given unless evidenced in writing. Notwithstanding the foregoing, Tenant shall be entitled, without Landlord's consent, to construct and install non-structural Alterations which do not involve or impact any utility or mechanical systems, which cost, in an annual aggregate amount, less than $25,000.00, and any such additional Alterations, without regard to cost, which are in the nature of non-structural decorations only. For purposes of this Section XII, mechanical systems shall include all systems of the Building, such as but not limited to, electrical, plumbing (including sewer), heating and air conditioning, fire sprinklers and alarms, security system, if any, energy management and other automated control systems; non-structural decoration shall be limited to floor and wall coverings.

For any Alteration project Tenant shall, unless Tenant uses Landlord's then designated architect, electrical, mechanical or structural engineers, reimburse Landlord for the commercially reasonable cost of any technical consultation required, in Landlord's sole judgement. Additionally, for any Alteration over $10,000.00 in total or for alterations in any calendar year totaling more than $25,000.00 in the aggregate, Tenant shall reimburse Landlord for fees charged by the property management company under contract to manage the Building at the time of commencement of any Alteration ("Property Manager"), to review, monitor and inspect the Alteration work being performed by Tenant ("Construction Monitoring Fee"). Said Construction Monitoring Fee shall be equal to two and one-half percent (2 1/2%) of the cost of each construction project, inclusive of architectural and engineering and other consulting fees. If Tenant uses Landlord's then designated architect and/or engineers, any fee from said designated architect and/or engineers shall be excluded from the calculation of the Construction Monitoring Fee. Alternately, if Tenant shall contract with Landlord's Property Manager to work either in the capacity of Construction Manager or Construction Supervisor, as may be agreed between Tenant and said Property Manager, then Landlord and Tenant agree that the Construction

     Monitoring Fee shall be equal to seven percent (7%) of the cost of each Alteration project that the Property Manager is retained or engaged by the Tenant to oversee.

     The construction contract for the Alterations shall, at the minimum, require the general contractor and all subcontractors to obey the Rules of the Project and Landlord's usual and customary construction rules. All Alterations shall be done in a good and workmanlike manner, using new materials except for high quality refurbished partitions, workstations or other components and materials and except for such items as doors and frames which may be reused from within the Premises, and in compliance with all applicable laws, regulations, building codes and permits, and other requirements of any governmental authorities having jurisdiction therefor, by qualified and licensed contractors or mechanics, as approved by Landlord. All Alterations shall also be in conformance with any private covenants governing the Project, and shall, if required, be preapproved by any architectural control and/or design review boards or committees having jurisdiction over the Academy Park Subdivision. In no event shall any Alterations affect the structure of the Building or its exterior appearance. All Alterations made by or for Tenant (other than Tenant's trade fixtures), shall, unless Landlord expressly requires or agrees otherwise in writing, immediately become the property of Landlord, without compensation to Tenant, but Landlord shall have no obligation to repair, maintain or insure those Alterations. Carpeting and other floor coverings, as well as wall coverings, shall be considered improvements of the Premises and not movable trade fixtures, regardless of how or where affixed, and shall remain at the Premises. No Alterations shall be removed by Tenant from the Premises either during or at the expiration or earlier termination of the Term, and they shall be surrendered as a part of the Premises unless Landlord has agreed or required otherwise in writing, in Landlord's discretion, in which case the Alterations shall be removed by Tenant at Tenant's sole cost and expense. Upon any such removal, Tenant shall repair any damage caused to the Premises thereby, and shall return the Premises to the condition they were in prior to installation of the Alterations so removed.

     Tenant shall indemnify, defend and keep Landlord free and harmless from and against all liability, loss, damage, cost, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of such improvements, to insure Landlord against any liability for mechanic's liens and to insure completion of the work. Landlord shall have the right at all times to post on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and the Project, and any other party having an interest therein, from mechanics' and materialmen's liens. Tenant shall give to Landlord written notice of the commencement of any construction in or on the Premises at least thirty (30) business days prior thereto. Prior to the commencement of any such construction, Landlord shall be furnished certificates of insurance, naming Landlord as an additional insured, evidencing that each contractor performing work has insurance acceptable to Landlord including but not limited to general liability insurance of not less that $1,000,000 and worker's compensation insurance in the statutorily required amount.


SECTION XIII.  MECHANIC'S LIENS

     Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant or any person or entity claiming through or under Tenant. In the event that Tenant shall not, within twenty (20) days following notice of the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All such sums paid and all expenses incurred by Landlord in connection therewith, together with interest thereon at the rate set forth in Section XXI.A., shall be due and payable to Landlord by Tenant on demand.


SECTION XIV.  INSURANCE

A.   Tenant
     ------

     During the Term hereof, Tenant shall keep in full force and effect the following insurance and shall provide appropriate insurance certificates evidencing such coverage to Landlord prior to the Lease Commencement Date and annually thereafter before the expiration of each policy:

     (1) Commercial general liability insurance for the benefit of Tenant and Landlord as an additional insured, with a limit of not less than Five Million Dollars ($5,000,000.00) combined single limit per occurrence, against claims for personal injury liability including, without limitation, bodily injury, death or property damage liability and covering (i) the business(es) operated by Tenant and by any subtenant of Tenant on the Premises, (ii) operations of independent contractors engaged by Tenant for services or construction on or about the Premises, and (iii) contractual liability; and

     (2) Fire, extended coverage, vandalism and malicious mischief insurance, insuring the personal property, furniture, furnishings and fixtures belonging to Tenant located on the Premises for not less than one hundred percent (100%) of the actual replacement value thereof.

     Each insurance policy obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord with at least thirty (30) days prior written notice of any material change, non-renewal or cancellation of the policy, shall be in a form satisfactory to Landlord and shall be taken out with an insurance company authorized to do business in the State in which the Project is located and rated not less than Best's Financial Class X and Best's Policy Holder Rating "A". In addition, any insurance policy obtained by Tenant shall be written as a primary policy, and shall not be contributing with or in excess of any coverage which Landlord may carry, naming Landlord and Landlord's property management company as additional insureds. The liability limits of the above described insurance policies shall in no matter limit the liability of Tenant under the terms of Section XV. below. If Tenant shall carry any of its insurance under a blanket policy, such policy shall provide specific coverages for the Landlord and the Premises, as required herein, and shall be in form satisfactory to Landlord. Tenant reserves the right to self-insure against the risks which would be covered by fire insurance described in Section XIV.A.(2); provided that Tenant shall provide Landlord with prior written notice of Tenant's election to so self-insure, and provided further that the right to self-insure shall be limited to Integrated Payment Systems Inc. and a Qualified Assignee (defined below) only.

     Not more frequently than every two (2) years, Landlord may, by notice to Tenant, require an increase in the above-described limits of coverage if, in the reasonable opinion of Landlord, the amount of liability insurance specified in this Section is not adequate to maintain the level of insurance protection at least equal to the protection afforded on the date the Term commences. If Tenant fails to maintain and secure the insurance coverage required under this Section XIV., then Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to procure and maintain such insurance, the cost of which shall be due and payable to Landlord by Tenant within ten (10) business days after written demand.

     If, on account of the failure of Tenant to comply with the provisions of this Section, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant and shall be paid by Tenant as additional rent within ten (10) business days after receipt of a bill therefor and evidence of such loss.

B.   Landlord
     --------

     During the Term hereof, Landlord shall keep in full force and effect the following insurance:

     (1) Fire, extended coverage and vandalism and malicious mischief insurance insuring the Building and Project of which the Premises are a part, in an amount not less than 80% (or such greater percentage as may be required by law) of the full replacement cost thereof; and

     (2) Commercial general liability insurance for the benefit of Landlord, with a limit of not less than Five Million Dollars ($5,000,000.00) combined single limit per occurrence, against claims for personal injury liability including, without limitation, bodily injury, death or property damage liability;

     (3) Business interruption or loss of income insurance in an amount sufficient to provide Landlord with the Monthly Rent due hereunder for a period of not less than twelve (12) months if the Premises are destroyed by a risk insured against by a policy of all risk insurance, which business interruption or loss of income policy may contain a thirty (30) day exclusion or deductible and such other coverages, terms and conditions as Landlord, in its sole discretion, deem advisable.

     (4) Such other insurance as Landlord deems necessary in its sole and absolute discretion.

     All insurance policies shall be issued in the names of Landlord and Landlord's lender, and any other party reasonably designated by Landlord as an additional insured, as their interests appear. The insurance policies shall provide that any proceeds shall be made payable to Landlord, or to the holders of mortgages or deeds of trust encumbering Landlord's interest in the Premises, Building, and Project, or to any other party reasonably designated by Landlord as an additional insured, as their interests shall appear. All insurance premiums for Landlord's insurance shall be included in Operating Costs. If any such insurance is carried under blanket policies, Landlord shall make an equitable apportionment of the cost thereof to be included in the Common Operating Expense.


SECTION XV.  INDEMNITY

A.   Tenant
     ------

     Subject to the provisions of subsection C below, Tenant agrees to indemnify, defend and hold Landlord and its officers, directors, partners and employees entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including reasonable attorneys' fees and court costs, but excluding consequential damages except as caused by Tenant's holding over in violation of Section XXIII below, for injury to or death of any person or for damages to any property, including lost rental, or for violation of law arising out of or in any manner connected with (i) the use, occupancy or enjoyment of the Premises, Building and Project by Tenant or Tenant's agents, employees, or contractors (the "Tenant's Agents") or any work, activity or other things allowed or suffered by Tenant or Tenant's Agents to be done in or about the Premises, Building and Project (ii) any breach or default in the performance of any obligation of Tenant under this Lease and (iii) any negligent or otherwise tortious act or failure to act by Tenant or Tenant's Agents on or about the Premises, Building or Project. The foregoing indemnity shall not apply to the extent that any such liability, loss, demand, action, expense or claim is caused or incurred as a result of the negligence or willful misconduct of Landlord, its agents or employees.

B.   Landlord
     --------

     Subject to the provisions of subsection C below, Landlord agrees to indemnify, defend and hold Tenant and its officers, directors, partners and employees entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including attorneys' fees and court costs but excluding consequential damages, for injury to or death of any person or for damage to any property to the extent such are caused by the negligence or willful misconduct of Landlord, its agents, employees, or contractors on or about the Premises, Building, or Project. The existence of Landlord's obligation to indemnify Tenant as provided in this Section XV.B. shall not be deemed to permit or entitle Tenant to claim or assert any right to any abatement of rent or to claim or assert any constructive or actual eviction.

C.   Limitation on Recovery for Property Damage
     ------------------------------------------

     Notwithstanding the provisions of subsections A and B above, neither Landlord nor Tenant shall be liable to the other for any damage to the property of the other caused by fire, casualty or the actions of Landlord, Tenant or their employees, agents and contractors except to the extent such property damage is (a) not covered by the damaged party's insurance required to be maintained under the terms of this Lease (or if such insurance is not in effect as required, or if Tenant elects to self-insure to the extent permitted under this Lease, the amount of such damage which would not have been covered had the insurance policy been in effect as otherwise required); (b) caused by the intentional actions of Landlord or Tenant; or (c) caused by Tenant's installation or removal of alterations or trade fixtures as provided in the Lease. In connection with the foregoing waiver of claims, Landlord and Tenant hereby waive any rights of subrogation arising under their respective property insurance policies. Each of the parties shall notify their respective insurance carries that the foregoing waiver of subrogation is contained in this Lease, and shall require the insurance carrier to include an appropriate waiver of subrogation provision in the policies.

D.   Limitation on Landlord's Liability; Release of Trustees, Director, Officer
     --------------------------------------------------------------------------
     and Partners of Landlord
     ------------------------

     Tenant agrees that in the event Tenant obtains a judgment or decree against Landlord arising out of the subject matter of this Lease which requires the payment of money by Landlord, and notwithstanding any other provision of this Lease to the contrary, Tenant's sole recourse for the satisfaction thereof shall be to (a) proceed against Landlord's interest in the Building or Project, or any proceeds therefrom, or (b) offset the amount due under such judgment or decree against the sums due to Landlord hereunder and no other property or assets of Landlord, its successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such judgment or decree. Tenant further hereby waives any and all right to assert any claim against or obtain any damages from, for any reason whatsoever, the trustees, directors, officers and partners of Landlord including all injuries, damages or losses to Tenant's property, real and personal, whether known, unknown, foreseen, unforeseen, patent or latent, which Tenant may have against Landlord or its trustees, directors, officers or partners. Tenant understands and acknowledges the significance and consequence of such specific waiver. Landlord waives any and all right to assert any claim against or to obtain damages from, for any reason whatsoever, the trustees, directors, officers and partners of Tenant, including all injuries, damages or losses to Landlord's property, real and personal, whether known, unknown, foreseen, unforeseen, patent or latent, which Landlord may have against Tenant or its trustees, directors, officers or partners.


SECTION XVI.   ASSIGNMENT AND SUBLETTING BY TENANT

A. Except as specifically permitted herein, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively an "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof (collectively a "Sublease") without Landlord's prior written consent, which consent shall not be unreasonably withheld, being obtained in each instance, subject to the terms and conditions contained in this Section. Notwithstanding the foregoing, and provided that Tenant is not then otherwise in default under this Lease, the named Tenant hereunder shall have the absolute one time only right to assign this Lease, in whole but not in part, and shall thereafter be relieved of any obligations under this Lease accruing thereafter, to either
     (i) any assignee entity having a net worth of not less than $50,000,000.00, as demonstrated to the reasonable satisfaction of Landlord using generally accepted accounting principles, or (ii) any entity having a class of equity securities registered pursuant to Section 12(b) of the Securities Act of 1934 (the "Exchange Act") or a class of equity securities registered pursuant to Section 12(g) of the Exchange Act, provided that the Aggregate Market Value (defined below) of equity securities of such entity is $250,000,000 or more. Any entity satisfying either of the conditions set forth in the preceding sentence is referred to in this Lease as a "Qualified Assignee." As used in this paragraph, the term "Aggregate Market Value" means the value of the proposed assignee's outstanding equity securities calculated by using the price at which such equity security was last sold (or, if there has been no such sale, the average of the bid and asked prices of such securities) as of a date designated by Tenant within sixty (60) days prior to the effective date of the proposed assignment of this Lease.

B. If Tenant desires at any time to enter into an Assignment or Sublease of the Premises or any portion thereof, Tenant shall request in writing Landlord's consent to the Assignment or Sublease and provide all of the following:

     (1)  The name of the proposed assignee, subtenant or occupant;

     (2) The nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises;

     (3)  A copy of the proposed Assignment or Sublease; and

     (4) Such financial information concerning the proposed assignee, subtenant or occupant and other reasonable information regarding the transaction which Landlord shall have requested following its receipt of Tenant's request for consent.

C. At any time within ten (10) business days after Landlord's receipt of the Tenant's notice and all of the information specified above, Landlord may by written notice to Tenant elect either to (a) consent to the proposed Assignment or Sublease by written notice to Tenant (no such consent to be inferred by Landlord's silence), (b) refuse to consent to the proposed Assignment or Sublease (such refusal to be deemed given by Landlord's silence), (c) terminate this Lease in full with respect to an Assignment or terminate in whole or in part with respect to a Sublease and enter into a lease directly with the proposed assignee or sublessee, or (d) terminate this Lease in full with respect to an Assignment or terminate in whole or in part with respect to a Sublease and recapture from Tenant the portion of the Premises affected by the proposed Assignment or Sublease; provided, however, that the termination and recapture rights in subparts (c) and (d) of this sentence shall not apply with respect to any proposed Assignment to a Qualified Assignee or with respect to any proposed sublease to a Qualified Sublessee. If Landlord elects to terminate this Lease in whole or in part or recapture the affected portion of the Premises, Tenant may, by written notice given to Landlord within ten (10) days following Tenant's receipt of Landlord's notice, withdraw its proposal to sublease or assign, in which case this Lease shall continue unaffected. If Tenant does not so withdraw its proposal to sublease or assign, Tenant shall thereafter be relieved of any and all further obligations, including the obligation to pay rent, with respect to such space, and this Lease shall terminate as to such space, effective as of the date of such recapture, and Tenant's Proportionate Share and rental obligations hereunder shall be adjusted accordingly; provided, however, that such termination shall not relieve Tenant of any outstanding obligations which may have accrued up to the date of such recapture. With respect to subsections (a) and (b) above, Landlord and Tenant agree (by way of example and without limitation) that it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist:

     (1) The proposed transferee's use of the Premises conflicts with the Permitted Use under this Lease or is a type of use that is not desirable or compatible with other uses of the Building or Project;

     (2) In Landlord's reasonable business judgment, the proposed assignee, sublessee or occupant lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease;

     (3) Tenant is in default pursuant to this Lease or an event has occurred which, with the passage of time and/or the giving of notice, would constitute an event of default hereunder;

     (4) With respect to an Assignment only, the proposed assignee's financial condition is materially less favorable than Tenant's financial condition as of the date of this Lease;

     (5) With respect to a Sublease only, the proposed sublessee's financial condition is, in the reasonable judgement of Landlord, inadequate to discharge each of the obligations of Tenant under this Lease; provided, however, that Landlord agrees not to withhold its consent under this subparagraph (5) if (a) the proposed sublessee meets the same minimum financial requirements of a Qualified Assignee under paragraph A. above; or (b) if the proposed Sublessee is Moneygram, or its successor (each herein a "Qualified Sublessee").

D. If Landlord consents to the Sublease or Assignment within said ten (10) day period, Tenant may enter into such Assignment or Sublease of the Premises or portion thereof, but only upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Subsection B. above; provided, however, that in connection with such Assignment or Sublease, as a condition to Landlord's consent, Tenant shall pay to Landlord fifty percent (50%) of the excess, if any, of (i) in the case of an Assignment, the rental and other payment obligations of the proposed assignee under the terms of the proposed Assignment over the rental and other payment obligations of Tenant under the terms of this Lease, or (ii) in the case of a Sublease, the amount proposed to be paid by the sublessee over the proportionate amount of rental and other payment obligations required to be paid by Tenant to Landlord under the terms of this Lease as applicable to the portion of the Premises so subleased.

E. Except for an Assignment to a Qualified Assignee, no consent by Landlord to any assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease, and Tenant shall remain fully liable therefor. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain

     Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Section shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of rent or payment of any other monetary obligation by Landlord from a proposed assignee or sublessee shall not constitute the consent by Landlord to such Assignment or Sublease. Tenant shall promptly provide to Landlord a copy of the fully executed Sublease or Assignment.

F. Any sale or other transfer, including transfer by consolidation, merger or reorganization, of twenty-five percent (25%) or more of the voting stock or membership interests of Tenant, if Tenant is a corporation or limited liability company or, or any sale or other transfer of twenty-five percent (25%) or more of the partnership interest in Tenant, if Tenant is a partnership, shall be an Assignment for purposes of this Section; provided that, under such circumstances, Landlord shall have no right to recapture the Premises or terminate this Lease. The foregoing provision shall not apply to any merger or consolidation of Tenant with or into any other subsidiary of First Data Corporation, which merger or consolidation shall not be considered an Assignment of this Lease, provided that the resulting successor of Tenant under this Lease has a minimum net worth of at least as much as the Tenant named herein had at the time just prior to such consolidation or merger, and provided such successor, pursuant to written instrument, expressly assumes and agrees to perform and be bound by all of the Tenant's obligations and responsibilities under this Lease.

     Notwithstanding any provision in this Section to the contrary, Tenant shall have the right, without the necessity of obtaining Landlord's prior written consent or offering the affected portion of the Premises to Landlord for recapture, to enter in any Sublease for portions of the Premises with any subsidiary or affiliate controlled by and in which Tenant or First Data Corporation holds a majority ownership interest (a "Subsidiary Sublessee"); provided that Tenant shall, within fifteen (15) days following the execution of any such Sublease, provide Landlord with a copy of the Sublease and shall thereafter promptly provide such additional information concerning the Subsidiary Sublessee as Landlord may reasonably request. So long as no default shall occur under this Lease, Tenant shall be entitled to collect and retain any rentals collected from the Subsidiary Sublessee which may be in excess of the rental payable hereunder. No Sublease to a Subsidiary Sublessee shall relieve Tenant of its obligations to Landlord under this Lease.

G. Each assignee or other transferee, other than Landlord, shall assume, as provided in this Subsection, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Monthly Rental and all other monetary obligations hereunder, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the remainder of the Term. No Assignment or Sublease shall be binding on Landlord unless the assignee, sublessee or Tenant shall deliver to Landlord a counterpart of the Assignment or Sublease . In connection with an Assignment, Tenant or the assignee shall deliver an instrument (acceptable in form and substance to Landlord and in recordable form), whereby the assignee assumes all of the terms, covenants, conditions and agreements of Tenant under the Lease arising after the effective date of the Assignment. However the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above. In connection with a Sublease, Tenant or the sublessee shall deliver to Landlord an instrument (acceptable in form and substance to Landlord) agreeing that sublessee shall be bound by all of the terms and conditions of the Lease, other than those pertaining to rent, applicable to the subleased space and that sublessee shall, at Landlord's sole option, attorn to Landlord as lessor under the Sublessee if this Lease is terminated for any reason and Landlord chooses to keep the Sublease in effect.

H. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

I. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

J. Tenant shall pay Landlord's reasonable expenses and reasonable attorneys' fees incurred in processing an Assignment or Sublease for each such proposed transfer to cover the legal review and administrative expenses of Landlord, whether or not Landlord shall grant its consent to such proposed transfers.


SECTION XVII.  TRANSFER OF LANDLORD'S INTEREST

In the event Landlord shall sell or otherwise convey its title to the Building, then, after the effective date of such sale or conveyance, and provided that Landlord's successor shall have assumed, in writing, all of Landlord's obligations arising hereunder after the effective date of such sale or conveyance, Landlord shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and remain unsatisfied as of the date of sale or conveyance, and Tenant shall seek performance solely from Landlord's purchaser or successor in title. In connection with such sale or transfer, Landlord may assign its interest under this Lease without the necessity of consent by Tenant, but Landlord shall notify Tenant in writing of any such assignment of this Lease and/or sale of the Project or Building and, until Tenant has received such notice, Tenant shall be entitled to pay all Rent to the address at which Tenant has theretofore paid Rent. In such event, Tenant agrees to be bound to any successor Landlord.


SECTION XVIII.  DAMAGE AND DESTRUCTION

A.   Minor Insured Damage
     --------------------

     In the event the Premises or the Building, or any portion thereof, is damaged or destroyed by any casualty, then Landlord shall rebuild, repair and restore the damaged portion thereof, provided that (1) the amount of insurance proceeds available to Landlord equals or exceeds the cost of such rebuilding, restoration and repair, (2) such rebuilding, restoration and repair can be completed within one hundred eighty (180) days after the work commences in the opinion of a registered architect or engineer appointed by Landlord, (3) the damage or destruction has occurred more than twelve (12) months before the expiration of the Term, and (4) such rebuilding, restoration, or repair is then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the damaged portion thereof to substantially its condition immediately prior to the damage or destruction, including, without limitation, the same net rentable floor area. To the extent that insurance proceeds must be paid to a mortgagee or beneficiary under, or must be applied to reduce any indebtedness secured by, a mortgage or deed of trust encumbering the Premises, Building or Project, such proceeds, for the purposes of this Subsection shall be deemed not available to Landlord unless such mortgagee or beneficiary permits Landlord to use such proceeds for the rebuilding, restoration, and repair of the damaged portion thereof. Notwithstanding the foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant's personal property, furnishings, trade fixtures, equipment or other such property or effects of Tenant.

B.   Major or Uninsured Damage
     -------------------------

     In the event the Premises or the Building, or any portion thereof, is damaged or destroyed by any casualty and Landlord is not obligated, under Subsection A. above, to rebuild, repair or restore the damaged portion thereof, then Landlord shall within sixty (60) days after such damage or destruction, notify Tenant of its election, at its option, to either (1) rebuild, restore and repair the damaged portions thereof, in which case Landlord's notice shall specify the time period within which Landlord estimates such repairs or restoration can be completed; or (2) terminate this Lease effective as of the date the damage or destruction occurred. If Landlord does not give Tenant written notice within sixty (60) days after the damage or destruction occurs of its election to rebuild or restore and repair the damaged portions thereof, Landlord shall be deemed to have elected to terminate this Lease. Notwithstanding the foregoing, if Landlord does not elect to terminate this Lease, Tenant may, unless the actions or omissions of Tenant, its employees or agents are the cause of the damage, terminate this Lease if either (i) Landlord notifies Tenant that such repair or restoration cannot be completed within one hundred and eighty
     (180) days after the work is commenced, (ii) the damage or destruction occurs within the last twelve (12) months of the Term, or (iii) neither party elects to terminate this Lease but Landlord fails to substantially complete all repairs within one hundred eighty (180) days after commencing the same. If Tenant has the right to terminate the Lease in accordance with the above provisions, Tenant may so elect by written notice to Landlord which must be given within fifteen (15) days after Tenant's receipt of Landlord's notice of its election to rebuild. Upon Landlord's receipt of such notice, the termination shall be effective as of the date the destruction occurred.

C.   Abatement of Rent
     -----------------

     There shall be an abatement of rent by reason of damage to or destruction of the Premises or the Building, or any portion thereof, to the extent that
     (i) Landlord is obligated or otherwise elects to rebuild the Premises in accordance with Subsections A or B above, and (ii) the floor area of the Premises cannot be reasonably used by Tenant for conduct of its business for a period exceeding three (3) consecutive business days, in which event Tenant shall be entitled to an equitable abatement of the Monthly Rental to the extent that Tenant is prevented from conducting its business operations from the affected portion of the Premises, commencing on the date that the damage to or destruction of the Premises or Building has occurred, and except that, if Landlord or Tenant elects to terminate this Lease as provided in Subsection B. above, no obligation shall accrue under this Lease after such termination. Notwithstanding the provisions of this Section, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, servants, customers or invitees, then there shall be no abatement of rent by reason of such damage, unless and until Landlord is reimbursed for such abatement pursuant to any rental insurance policy that Landlord may, in its sole discretion, elect to carry or which Tenant may carry for the benefit of Landlord. Tenant's right to terminate this Lease in the event of any damage or destruction to the Premises or Building, is governed by the terms of this Section and therefore Tenant hereby expressly waives the provisions of any and all laws, whether now or hereafter in force, and whether created by ordinance, statute, judicial decision, administrative rules or regulations, or otherwise, that would cause this Lease to be terminated, or give Tenant a right to terminate this Lease, upon any damage to or destruction of the Premises or Building that occurs.

SECTION XIX.  CONDEMNATION

A.   Total or Partial Taking
     -----------------------

     If all or substantially all of the Premises or the parking area (unless, with respect to parking areas, Landlord provides reasonable alternative parking) is permanently condemned or taken in any manner for public or quasi-public use, including but not limited to, a conveyance or assignment in lieu of the condemnation or taking, this Lease shall automatically terminate as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or other taking. If less than all or substantially all of the Premises is so condemned or taken, this Lease shall automatically terminate only as to the portion of the Premises so taken as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the date on which actual physical possession is taken by the condemnor or dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which such physical possession is taken or dispossession will occur. Tenant may terminate this Lease if a condemnation or other governmental taking materially and substantially deprives Tenant of its primary business use of the Premises, such termination to be effective as of the later of the date that title vests in the condemning authority or the date that Tenant ceases its business use of the Premises.

B.   Award
     -----

     Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking the Premises, Building or Project for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or total taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such proceeding for condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Although all damages in the event of any condemnation shall belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the Landlord's fee, Tenant shall have the right to claim and recover from the condemnor, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of the interruption of or damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might incur in removing Tenant's merchandise, furniture and other personal property, fixtures, and equipment from the Premises.

C.   Abatement in Rent
     -----------------

     In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises pursuant to this Section, the rent and all other charges under this Lease shall abate in proportion to the portion of the Premises taken by such condemnation or other taking. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Section, all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken shall be paid up to the date upon which actual physical possession shall be taken by the condemnor. Landlord shall be entitled to retain all of the Security Deposit until such time as this Lease is terminated as to all of the Premises.

D.   Temporary Taking
     ----------------

     If all or any portion of the Premises is temporarily condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease; provided, however, the rent and all other charges payable by Tenant to Landlord hereunder shall abate during such limited period in proportion to the portion of the Premises that is rendered untenable and unusable as a result of such condemnation or other taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking. Tenant shall have the right to claim and recover from the condemnor, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of damages to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture and other personal property, fixtures, and equipment or for the interruption of or damage to Tenant's business.

 E.  Transfer of Landlord's Interest to Condemnor
     --------------------------------------------

     Landlord may, without any obligation or liability to Tenant, agree to sell and/or convey to the condemnor the Premises, the Building, the Project or any portion thereof, sought by the condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. In such event, this Lease shall be deemed terminated effective on the date of such transfer.

F.   Private Power of Condemnation
     -----------------------------

     Landlord agrees that, during the Term of this Lease, it will not voluntarily submit the Property to the jurisdiction of any redevelopment corporation or other quasi-governmental or private entity having condemnation powers, without first obtaining the written consent of Tenant.

SECTION XX.  DEFAULT

A.   Tenant's Default
     ----------------

     The occurrence of any of the following events shall constitute a default hereunder by Tenant:

     (1) If Tenant fails to pay any rent or other charges required to be paid by Tenant under this Lease and such failure continues for a grace period of five (5) days after such payment is due and payable; provided, however, that with respect to the payment of Monthly Rental and Tenant's Estimated Operating Costs only, Tenant shall be entitled to two (2) extensions of the grace period per calendar year of up to an additional ten (10) days each before a monetary default in the payment of Monthly Rent or Tenant's Estimated Operating Costs shall occur; and provided further that except in the case of Monthly Rental payable under Section IV.A. of this Lease and Tenant's Estimated Operating Costs payable under Section V.B., and notwithstanding any other provision of this Lease to the contrary, no other additional rent or other charges shall be deemed due and payable by Tenant until thirty (30) days after Tenant's receipt (as determined under Section
          XXXI) of an invoice or statement therefor;

     (2) If Tenant involuntarily transfers Tenant's interest in this Lease, or voluntarily attempts to or actually transfers its interest in this Lease in any manner not expressly permitted hereunder;

     (3) If Tenant files a voluntary petition for relief, or if an involuntary petition against Tenant, is filed in a proceeding under the United States Bankruptcy Code or other federal or state insolvency laws and is not withdrawn or dismissed within forty-five (45) days thereafter; or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of the Premises or any of Tenant's personal property located at the Premises and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days;

     (4) If in any proceeding or action in which Tenant is a party, a trustee, a receiver, agent or custodian is appointed to take charge of the Premises or any of Tenant's personal property located at the Premises (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's personal property;

     (5) If Tenant shall make any general assignment for the benefit of creditors or convene a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or any class thereof;

     (6) If Tenant fails to discharge any lien placed upon the Premises, the Building or the Project, as a result of Tenant's action or inaction, within twenty (20) days after Tenant obtains (from any source) notice of the imposition of such lien;

     (7) If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subsections (1) through (8) above;

     (8) If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease (other than as provided in subsections (1) through (8) above) and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, or if such failure cannot be completely cured within such thirty (30) day period, then if Tenant fails to commence such cure within such thirty (30) day period and thereafter diligently and continuously proceeds to completely cure such failure; but provided, however, that Tenant shall only be afforded one such thirty (30) day cure opportunity per calendar year for any breach of the same Lease covenant, condition or agreement.

B.   Remedies
     --------

     Upon the occurrence of a default by Tenant that is not cured by Tenant within any applicable grace period specified above, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at law or in equity, which shall be cumulative and non-exclusive:

     (1) The right to declare this Lease and the term of this Lease terminated; to re-enter the Premises and the improvements located thereon, pursuant to process of law; to eject all parties in possession thereof therefrom; to repossess and enjoy the Premises together with all said improvements; and to recover from Tenant all of the following:

          (a) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

          (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that could have been reasonably avoided;

          (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss that could be reasonably avoided; and

          (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any attorneys' fees, broker's commissions or finder's fees (not only in connection with the reletting of the Premises, but also that portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to that portion of the Lease Term which is unexpired as of the date on which this Lease is terminated); any costs for repairs, clean-up, refurbishing, removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, and anything else that Tenant is required (under this Lease) to remove but does not remove; any costs for alterations, additions and renovations; and any other costs and expenses, including reasonable attorney's fees and costs incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises.

     (2) The right to continue this Lease in effect and to enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent and any other additional monetary charges as they become due, for as long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

     (3) The right: to re-enter the Premises; to eject therefrom all parties in possession thereof; at any time and from time to time, but without obligation to do so, to relet the Premises and the improvements located therein or any part or parts thereof for the account of Tenant, or otherwise, and to receive and collect the rents therefor, and apply the same (i) first to the payment of the following costs and expenses which Landlord may have paid, assumed or incurred: (a) costs in recovering possession of the Premises and said improvements, including attorneys' fees, and costs; (b) expenses for placing the Premises and said improvements in good order and condition, for decorating and preparing the Premises for reletting; (c) costs in making any alterations, repairs, changes or additions to the Premises that may be necessary or convenient; (d) all other costs and expenses, including leasing and subleasing commissions, and charges paid, assumed or incurred by Landlord in or upon reletting the Premises and said improvements, or in fulfillment of the covenants of Tenant under this Lease; and (ii) then to the payment of Monthly Rental, Tenant's Proportionate Share of Operating Costs, and other monetary obligations due and unpaid hereunder. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period in Landlord's sole and absolute discretion. Landlord may execute any lease or sublease made pursuant to the terms of this subsection either in its own name or in the name of Tenant as its agent, as Landlord may see fit. The tenant(s) or subtenant(s) thereunder shall be under no obligation whatsoever with regard to the application by Landlord of any rent collected by Landlord from such tenant or subtenant to any and all sums due and owing or which may become due and owing under the provisions of this Lease, nor shall Tenant have any right or authority whatever to collect any rent whatever from such tenant(s) or subtenant(s). If Tenant has been credited with any rent received by such reletting and such rent shall not be promptly paid to Landlord by the tenant(s) or subtenant(s), or if such rentals received from reletting during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this subsection, Landlord is hereby irrevocably appointed as agent for Tenant. No taking possession of the Premises by Landlord shall be construed as Landlord's acceptance of a surrender of the Premises by Tenant or an election of Landlord's part to terminate this Lease unless written notice of such intention is given to Tenant. Notwithstanding any such leasing or subletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for Tenant's previous breach.

     (4) The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and exercise all other rights and remedies granted to Landlord pursuant to this Section.


SECTION XXI.  LATE PAYMENTS/DEFAULT INTEREST AND LATE CHARGES

A.   Default Interest
     ----------------

     Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of (i) the rate of fifteen percent (15%) per annum, or (ii) the maximum rate permitted by law, from the date such payment initially becomes due until paid. Such rate shall remain in effect after the occurrence of any breach or default hereunder by Tenant to and until payment of the entire amount due, including all accrued interest thereon; provided, however, Tenant shall not be required to pay default interest provided that Tenant cures such nonpayment prior to the expiration of the grace period applicable to such payment as provided in Subsection XX.A.(1) above. Payment of default interest shall not excuse or cure any default by Tenant pursuant to this Lease.

B.   Late Charges
     ------------

     Tenant hereby acknowledges that in addition to lost interest, the late payment by Tenant to Landlord of rent or any other sums due hereunder will cause Landlord to incur other costs not contemplated in this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such other costs include, but are not limited to processing, administrative and accounting costs. Accordingly, if any installment of Monthly Rent or Tenant's Estimate Operating Costs shall not be received by Landlord prior to the expiration of the grace period applicable to such payment as provided in Subsection XX.A.(1) above, Tenant shall pay to Landlord as additional rent hereunder a one-time late charge equal to five percent (5%) of such overdue amount. In the event that any other additional rent or other sum due from Tenant is not received by Landlord on or before the due date applicable to such payment, Tenant shall pay to Landlord as additional rent hereunder a one-time late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that (i) such late charge represents a fair and reasonable estimate of the costs Landlord will incur in processing such past-due payment by Tenant, (ii) such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, and
     (iii) the payment of the late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

C.   No Waiver
     ---------

     Neither assessment nor acceptance of partial payments, interest or late charges by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies under this Lease. Nothing contained in this Section shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of rent, additional rent or other sums due hereunder, and Tenant shall be deemed in default with regard to any such payments should the same not be made by the date on which they are due, after giving effect to any applicable notice and grace periods.


SECTION  XXIII.  HOLDING OVER

Tenant shall notify Landlord of its desire to hold over following the expiration of the Term by providing not less than thirty (30) days prior written notice. Notwithstanding any provision of this Lease to the contrary, no holding over shall be permitted without Landlord's written consent (such consent not to be inferred by Landlord's silence), and Landlord shall have the right, at Landlord's option and sole discretion, to withhold its consent to any such holdover by Tenant. In the event that Landlord shall, in the exercise of its sole and absolute discretion, without having any obligation to do so and without having its consent inferred from any inaction on Landlord's part, grant its consent to any holding over by Tenant, any such holding over shall be only for the entire Premises, and shall require Tenant to pay, for the first three (3) months of any such holdover, one hundred twenty-five percent (125%) of the Monthly Rental herein specified for the last month in the Term (prorated on a monthly basis), unless Landlord shall specify a lesser amount for rent in its sole discretion, together with an amount estimated by Landlord for the monthly Operating Costs payable under this Lease. Beginning with the fourth (4th) month of any such holdover, Tenant shall pay two hundred percent (200%) of the Monthly Rental herein specified for the last month in the Term (prorated on a monthly basis), unless Landlord shall specify a lesser amount for rent in its sole discretion, together with an amount estimated by Landlord for the monthly Operating Costs payable under this Lease. If Tenant holds over with Landlord's consent, such occupancy shall be deemed a month to month tenancy and such tenancy shall otherwise be on the terms and conditions herein specified in this Lease as far as applicable. Notwithstanding the foregoing provisions or the acceptance by Landlord of any payment by Tenant, any holding over without Landlord's consent shall constitute a default by Tenant and shall entitle Landlord to pursue all remedies provided in this Lease and Tenant shall be liable for any and all direct or consequential damages or losses of Landlord resulting from Tenant's holding over without Landlord's consent.


SECTION  XXIV.  ATTORNEYS' FEES

In the event litigation is commenced by either Landlord or Tenant hereunder, the party finally prevailing in any such litigation shall be entitled, in addition to any other relief it may be awarded, to reimbursement for its reasonable attorneys fees and court costs. Notwithstanding the foregoing, in the event Landlord is made a party to any litigation between Tenant and any third party, then Tenant shall reimburse Landlord for all costs and attorneys' fees incurred by or imposed upon Landlord in connection with such litigation unless Landlord is ultimately held to be liable.


SECTION  XXV.  MORTGAGEE PROTECTION

 A.  Subordination; Nondisturbance
     -----------------------------

     This Lease, and all of the rights of Tenant hereunder, are and shall be, at the option of Landlord or the mortgagee, beneficiary or master or ground lessor under the following instruments, either subordinate or superior to any mortgage or deed of trust (including a consolidated mortgage or deed of trust) constituting a lien on the Premises, Building or Project, or on any part thereof or Landlord's interest therein and to any ground or master lease if Landlord's title to the Premises or any part thereof is or shall become a leasehold interest, whether such mortgage, deed of trust, ground or master lease is placed on the Premises, Building or Project before or after the date of this Lease; provided however that notwithstanding any such subordination, Tenant's rights under this Lease shall remain in effect for the full Term as long as Tenant is not in default hereunder. To further assure the foregoing subordination or superiority, Tenant shall, upon Landlord's request, together with the request of any mortgagee under a mortgage or beneficiary under a deed of trust or ground or master lessor, execute any reasonable and customary instrument or instruments intended to subordinate this Lease (subject to Tenant's non-disturbance rights), or at the option of Landlord, to make it superior to any mortgage, deed of trust, or ground or master lease.

B.   Attornment
     ----------

     Notwithstanding and in addition to the provisions of Subsection A. above, Tenant agrees (1) to attorn to any mortgagee of a mortgage or beneficiary of a deed of trust encumbering the Premises and to any party acquiring title to the Premises by judicial foreclosure, trustee's sale, or deed in lieu of foreclosure, and to any ground or master lessor, as the successor to Landlord hereunder, provided that such successor of Landlord agrees to be bound by the terms of this Lease, (2) to execute any reasonable and customary attornment agreement evidencing such attornment requested by a mortgagee, beneficiary, ground or master lessor, or party making a loan secured by the Premises, Building or Project or so acquiring title to the Premises, and (3) that this Lease shall remain in force notwithstanding any such judicial foreclosure, trustee's sale, deed in lieu of foreclosure, or merger of titles. Notwithstanding the foregoing, neither a mortgagee of a mortgage or beneficiary of a deed of trust encumbering the Premises, any party acquiring title to the Premises by judicial foreclosure, trustee sale, or deed in lieu of foreclosure, or any ground lessor or master lessor, as the successor to Landlord hereunder, shall be liable or responsible for any breach of a covenant contained in this Lease that occurred before such party acquired its interest in the Premises or for any continuing breach thereof until after the successor Landlord has received the notice and right to cure as provided herein, and no such party shall be liable or responsible for any security deposits held by Landlord hereunder which have not been transferred or actually received by such party, and such party shall not be bound by any payment of rent or additional rent for more than two (2) months in advance.


SECTION  XXVI.   ESTOPPEL CERTIFICATE/FINANCIAL STATEMENTS

 A.  Estoppel Certificate
     --------------------

     Tenant, at any time and from time to time upon not less than ten (10) business days prior written notice from Landlord, agrees to execute and deliver to Landlord a statement in the form provided by Landlord (a) certifying, to the extent true, that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any; (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if they are claimed evidencing the status of this Lease; (c) acknowledging the amount of the Security Deposit held by Landlord; and (d) containing such other information regarding this Lease or Tenant as Landlord reasonably requests. Tenant's failure to deliver an estoppel certificate within such time shall be conclusive upon Tenant that (i) this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) to Tenant's knowledge there are no uncured defaults in Landlord's performance, (iii) no rent has been paid in advance except as set forth in this Lease, and (iv) such other information regarding this Lease and Tenant set forth therein by Landlord is true and complete.

 B.  Furnishing of Financial Statements
     ----------------------------------

     Landlord has reviewed the financial statements, if any, requested of the Tenant and has relied upon the truth and accuracy thereof with Tenant's knowledge and representations of the truth and accuracy of such statements and that said statements accurately and fairly depict the financial condition of Tenant. Said financial statements are an inducing factor and consideration for the entering into of this Lease by Landlord with this particular Tenant. Tenant shall, at any time and from time to time while
     (i) any Event of Default shall be continuing, (ii) Tenant vacates or otherwise occupies less than fifty percent (50%) of the Building, or (iii) upon the request of any prospective purchaser or mortgagee, and upon not less than ten (10) days prior written notice from Landlord, furnish Landlord with (a) Tenant's most recent audited financial statements, including a balance sheet and income statement, or a document in which Tenant states that its books are not independently audited, and (b) unaudited financial statements, including a balance sheet and income statement, dated within ninety (90) days of the request from Landlord, and certified by the chief financial officer of Tenant to be true and accurate in all material respects.

     The foregoing notwithstanding, so long as the Tenant named herein shall be the Tenant under this Lease and so long as Tenant shall not be in default under this Lease, Tenant shall not be required to provide the financial statements described in the preceding sentence; provided, however, that Tenant agrees, upon not less than ten (10) days prior written notice from Landlord, to provide summary level financial information, certified to the best of Tenant's knowledge, to any prospective purchaser or lender for the Project or Building. As consideration for the financial reporting waiver contained in this paragraph, Tenant has represented and warranted by a letter dated April 12, 1996, signed by a corporate officer of Tenant, that to the best of Tenant's knowledge, as of the effective date of this Lease, the following minimum financial standards of Tenant are true and correct as stated in such letter:

          (a)  Tenant's assets;

          (b)  Tenant's equity;

          (c)  Tenant's annual revenues; or

          (d)  Tenant's annual net income.

     Tenant further agrees that it shall notify Landlord in writing if at any time during the Term or Extended Term of this Lease any of such minimum financial standards of Tenant as stated in such letter shall no longer be true. Each of the foregoing financial criteria shall be periodically tested and determined by Tenant using generally accepted accounting principles, consistently applied.

SECTION  XXVII.  PARKING

Landlord agrees to maintain or cause to be maintained an automobile parking area in substantially the locations depicted on the Site Plan attached hereto as Exhibit A, and to maintain and operate, or cause to be maintained and operated, said automobile parking area during the Term of this Lease for the benefit and use of the customers, service suppliers, other invitees and employees of Tenant and all of the other tenants in the Project. Landlord reserves the right to designate a reasonable number of visitor parking areas and spaces for the exclusive use of visitor, and the right to designate parking spaces for the exclusive use of other tenants in the Project as required pursuant to the terms of their respective leases, subject, however, to the provisions of Section I.Q. of this Lease. Whenever the words "automobile" or "parking area" are used in this Lease, it is intended that the same shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, loading docks, truck areas, service drives, entrances and exits and sidewalks, landscaped areas, pedestrian passageways in conjunction therewith and other areas designed for parking. Landlord shall also have the right to establish such reasonable rules and regulations as may be deemed desirable, at Landlord's sole discretion, for the proper and efficient operation and maintenance of said automobile parking area. Subject to the provisions of Section I.Q., such rules and regulations may include, without limitation, (i) restrictions in the hours during which the automobile parking area shall be open for use, (ii) the establishment of charges for parking therein (on either a reserved or unreserved basis, at Landlord's sole discretion) by tenants of the Building and Project as well as by their employees, customers and service suppliers, and (iii) the use of parking gates, cards, permits and other control devices to regulate the use of the parking areas.

The rights of Tenant and its employees, customers, service suppliers and invitees to use the automobile parking area shall at all times be subject to (a) Landlord's right to establish rules and regulations applicable to such use and to exclude any person therefrom who is not authorized to use same or who violates such rules and regulations; (b) the rights of Landlord and other tenants in the Building and Project to use the same in common with Tenant and its employees, customers, service suppliers and invitees, (c) the availability of parking spaces in said automobile parking area, and (d) Landlord's right to change the location and configuration of the parking areas and any assigned reserved parking spaces as shall be determined at Landlord's reasonable discretion, subject, however, and consistent with the provisions of Section I.Q.. Tenant agrees to limit its use of the Automobile Parking Area to the number and type of parking spaces specified in the subsection entitled "Tenant Parking Spaces" in Section I.

Notwithstanding the foregoing, nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of said automobile parking area.


SECTION  XXVIII.  SIGNS; NAME OF BUILDING

Tenant shall not have the right to place, construct, or maintain on or about the Premises, Building or Project, or in any interior portions of the Premises or Building that may be visible from the exterior of the Building or Common Areas, any signs, names, insignia, trademark, advertising placard, descriptive material or any other similar item ("Sign") without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Tenant shall demonstrate, to the reasonable satisfaction of Landlord, that any proposed Sign is in compliance with and has been preapproved by any governmental authority, and by and architectural control and any design review board or committee, having jurisdiction over Sign erected or placed on the Project, and is otherwise in conformance with all applicable building codes and zoning requirements. In the event Landlord consents to Tenant placing a Sign on or about the Premises, Building or Project, any such Sign shall be subject to Landlord's approval of the color, size, style and location of such Sign, and shall conform to any current or future Sign criteria established by Landlord for the Building or Project. If Landlord enacts a Sign criteria or revises an existing Sign criteria, after Tenant has erected a Sign to which Landlord has granted its consent, if Landlord so elects, Tenant agrees, at Landlord's expense but subject to Landlord's prior approval of the cost thereof, to make the necessary changes to its Sign in order to conform the Sign to Landlord's current Sign criteria, as enacted or revised, provided that such changes shall be limited to the color, size, style and location of Tenant's Sign and that Tenant shall not be required to change the content of its Sign. In the event Landlord consents to Tenant's placement of a Sign on the Building, Tenant shall, at its sole cost, (i) maintain such sign in first class condition during the Term and (ii) and remove such Sign from the Building at the end of the Term and restore the Building to the same condition as before the installation of the Sign, ordinary wear and tear excepted, including removing any discoloration of the Building caused by the presence of such sign. Notwithstanding the foregoing, Landlord hereby consents to and approves of all of Tenant's signs present at or on the Building and Project as of the date of this Lease.

Landlord reserves the right at any time it deems necessary or appropriate to (a) place Signs reasonably related to the Project at any reasonable location on the Building and Project as it deems necessary and (b) change the name, address or designation of the Building and Project.

SECTION  XXIX.  QUIET ENJOYMENT

Upon payment by Tenant of the charges herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and any mortgage and/or deed of trust to which this Lease is subordinate.


SECTION  XXX.  BROKERS AND AGENTS

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Broker identified in Section I., whose compensation shall be Landlord's responsibility. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant. Further, except with respect to the Broker, whose compensation shall be Landlord's responsibility, Tenant and Landlord each agree to indemnify and hold each other harmless from and against any cost, expense or liability (including costs of suit and reasonable attorneys fees) for claims for compensation, commission or fees asserted by any real estate broker or agent representing or claiming to represent the indemnifying party in connection with any renewal, extension, modification or other matter relating to this Lease or its negotiation.


SECTION  XXXI.  NOTICES

Any notice, demand, approval, consent, bill, statement or other communication ("Notice") required or desired to be given under this Lease shall be in writing addressed to Tenant at Tenant's Address for Notice or to Landlord at Landlord's Address for Notice, above and shall be personally served or given by pre-paid Certified U.S. Mail, return receipt requested, or "overnight" delivery service with written receipt. In the case of personal delivery, any Notice shall be deemed to have been given when delivered; in the case of service by certified mail, any Notice shall be deemed delivered on the date of receipt or refusal or non-delivery indicated on the return receipt; and in the case of overnight delivery service, any Notice shall be deemed given when delivered as evidenced by a receipt. If more than one Tenant is named under this Lease, service of any Notice upon any one of said Tenants shall be deemed as service upon all of such Tenants. The parties hereto and their respective heirs, successors, legal representatives, and assigns may from time to time change their respective addresses for Notice by giving at least fifteen (15) days' written notice to the other party, delivered in compliance with this Section.

SECTION  XXXII.  NOTICE AND CURE TO LANDLORD AND MORTGAGEE

On any act or omission by Landlord which gives, or which Tenant claims or intends to claim gives, Tenant the right to recover damages from Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Premises, or otherwise, Tenant shall not sue for damages or attempt to terminate this Lease until it has given written notice of the act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises as identified to Tenant by Landlord, and such act or omission has not been substantially remedied within thirty (30) days following the giving of the notice, or within such additional time as may reasonably be required if such remedy cannot be accomplished within said thirty (30) days provided that such remedy is commenced within said thirty (30) days and is diligently prosecuted to completion thereafter. During such cure period, Landlord and the lienholder(s), or either of them, their agents or employees, may enter upon the Premises and do therein whatever is necessary to remedy the act or omission, using, however, reasonable efforts not to interfere with Tenant's normal business operations. During the period after the giving of notice and during the remedying of the act or omission, the Monthly Rental payable by Tenant shall be equitably abated or apportioned to the extent that the Premises, or any portion thereof, are rendered substantially untenantable as a direct result of Landlord's breach of its obligations hereunder. Nothing in this Section shall limit Tenant's rights under Section X.C., "Right To Make Repairs."


SECTION  XXXIII. RIGHTS OF FIRST OFFER AND FIRST REFUSAL

 A.  Right of First Offer
     --------------------

     If, at any time during the Term of this Lease, as the same may be extended pursuant to the Extension Option, Landlord shall elect to list the Building for sale, not as part of the Project as a whole or with any other buildings in the Project, but as a stand alone building with such parking, access and other exterior amenities as may be necessary or appropriate (collectively, the "Building Parcel"), Tenant shall have, and Landlord hereby grants to Tenant, a right of first offer to purchase the Building Parcel (the "Right of First Offer"), on the terms and conditions set forth in this Subsection
     A. Prior to offering the Building Parcel for sale to the general public, Landlord shall notify Tenant in writing of its desire to sell the Building Parcel. Tenant shall have thirty (30) days following the effective date of such notice from Landlord within which to present an offer to purchase the Building Parcel from Landlord ("Tenant's Offer"). During such thirty (30) day period, Landlord will provide such information concerning the Building Parcel as Tenant might reasonably request in order to assist Tenant in developing Tenant's Offer. Landlord agrees that it will consider and deal with Tenant's Offer in good faith, and will enter into such negotiations as Landlord, in the exercise of its sound business judgement deems appropriate or advisable; provided, however, that nothing herein contained shall require Landlord to accept Tenant's Offer or to enter into negotiations with Tenant if Tenant's Offer is otherwise unacceptable to Landlord. At such time as Landlord shall notify Tenant in writing that Landlord has rejected Tenant's Offer, then Landlord shall be free to list the Building Parcel for sale to third parties. Tenant's Right of First Offer shall not be exercisable at any time that Tenant is in default under any of its material obligations under this Lease. If Landlord shall elect to sell the Project as a whole or to sell the Building as part of a package which includes another building in the Project, then this Right of First Offer shall not apply.

B.   Right of First Refusal
     ----------------------

     If, at any time during the Term of this Lease, as the same may be extended pursuant to the Extension Option, Landlord shall receive a bona fide offer to purchase the Building Parcel from any unrelated third party on terms and conditions which Landlord wishes to accept (the "Offer"), Landlord agrees that Tenant shall have, and Landlord hereby grants to Tenant, a right of first refusal with respect to such Offer ("Right of First Refusal"), exercisable on the terms and conditions set forth in this Subsection. Landlord shall provide written notice to Tenant that Landlord has received an Offer which it wishes to accept, and shall set forth the basic business terms of such Offer ("Offer Notice"). Under no circumstances shall Landlord be required to provide Tenant with a copy of the actual Offer received by Landlord or to identify the name of the potential purchaser to Tenant. Tenant shall have seven (7) business days from the effective date of the Offer Notice to notify Landlord in writing that Tenant wishes to purchase the Building Parcel on the terms and conditions set forth in the Offer Notice ("Acceptance Notice"). If Tenant shall provide its Acceptance Notice to Landlord in a timely manner, then Landlord and Tenant agree to work together in good faith to prepare and enter into a contract for the purchase and sale of the Building Parcel incorporating the Offer terms and conditions. If Tenant shall fail to exercise its Right of First Refusal by providing its Acceptance Notice in a timely manner, then Tenant's Right of First Refusal shall lapse and be of no further force or effect, and Landlord shall thereafter be free to sell the Building Parcel to such third party offeror. Tenant's Right of First Refusal shall not be exercisable at any time that Tenant is in default under any of its material obligations under this Lease. If the Offer is for the purchase of the Project as a whole or for the purchase of the Building as part of a package which includes another building in the Project, then this Right of First Refusal shall not apply.


SECTION  XXXIV.  GENERAL

A.   Section Headings
     ----------------

     The section headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

B.   Incorporation of Prior Agreements; Amendments
     ---------------------------------------------

     This Lease contains all agreements of Landlord and Tenant with respect to any matter mentioned, or dealt with, herein. No prior agreement or understanding pertaining to any such matter, including the Original Lease, shall be binding upon Landlord or Tenant, all such prior agreements having been restated in their entirety in and merged into this instrument. Any amendments to or modifications of this Lease shall be null and void and ineffective unless in writing, signed by both of the parties hereto, and neither Landlord nor Tenant shall be liable for any oral or implied agreements.

     Tenant hereby agrees that Landlord has not made, and Tenant may not rely on, any representations or warranties, expressed or implied, with regard to the Project, the Building, the Premises or otherwise, except as stated in this Lease. In particular, Landlord has not authorized any agent or broker to make a representation or warranty inconsistent with the terms of this Lease and Tenant may not rely on any such inconsistent representation or warranty.

C.   Waiver
     ------

     Any waiver by Landlord or by Tenant of any breach of any term, covenant, or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or of any other term, covenant, or condition contained in this Lease. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent act by Tenant. The acceptance of rent or other sums payable hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than failure of Tenant to pay the particular rent or other sum so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent, or sum equivalent to rent.

D.   Short Form or Memorandum of Lease
     ---------------------------------

     Tenant agrees, at the request of Landlord, to execute, deliver, and acknowledge a short form or memorandum of this Lease satisfactory to counsel for Landlord, and Landlord may, in its sole discretion, record such short form or memorandum in the county where the Premises are located. Tenant shall not record this Lease, or a short form of this Lease, without Landlord's prior written consent, and any such recordation shall, at the option of Landlord, constitute a default of Tenant hereunder.

E.   Time of Essence
     ---------------

     Time is of the essence in the performance of each provision of this Lease.

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

F.   Examination of Lease
     --------------------

     This instrument shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

G.   Severability
     ------------

     If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

H.   Surrender of Lease Not Merger
     -----------------------------

     Neither the voluntary or other surrender of the Lease by Tenant nor the mutual cancellation thereof shall cause a merger of the titles of Landlord and Tenant, but such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any such subleases.

I.   Corporate Authority
     -------------------

     If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord (1) that s/he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly executed and authorized certificate of authorization of Tenant issued in accordance with the By-laws and other governing documents and corporate resolutions of Tenant and its Board of Directors, and (2) that this Lease is binding upon and enforceable by Landlord against Tenant in accordance with its terms. Each individual executing this Lease on behalf of Landlord represents and warrants to Tenant (1) that s/he is duly authorized to execute and deliver this Lease on behalf of Landlord and to convey to Tenant the leasehold estate created by this Lease.

J.   Governing Law
     -------------

     This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the local laws of the State in which the Project is located.

K.   Force Majeure
     -------------

     If the performance by Landlord or Tenant of any provision of this Lease is delayed or prevented by any act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, and any other cause not within the control of Landlord or Tenant, then the period for performance of the provision shall be automatically extended for the same time the Landlord or Tenant is so


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

     delayed or hindered; provided, however, that the foregoing provision shall not excuse the late payment of Rent or any other sums due by either party under this Lease. In no event shall Landlord be liable or responsible to Tenant for any loss or damage to any personal property or injury to any person occasioned (i) by theft, fire, act of God, public enemy, riot, strike, insurrection, war or requisition which is outside the reasonable control of landlord, or (ii) by reason of any court order or injunction of any governmental body or authority not expressly consented to by Landlord; provided, however, that any condemnation, or conveyances or assignments in lieu of condemnation as contemplated under Section XIX, shall not be deemed to be "with Landlord's consent."

L.   Use of Language
     ---------------

     Words of gender used in this Lease include any other gender, and words in the singular include the plural, unless the context otherwise requires.

M.   Successors
     ----------

     The terms, conditions and covenants contained in the Lease inure to the benefit of and are binding on, the parties hereto and their respective successors in interest, assigns and legal representatives, except as otherwise herein expressly provided. All rights, privileges, immunities and duties of Landlord under this Lease, including without limitation, notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, be exercised or performed by Landlord's agent or attorney.

N.   No Reduction of Rental
     ----------------------

     Except as otherwise expressly and unequivocally provided in this Lease, Tenant shall not for any reason withhold or reduce the amounts payable by Tenant under this Lease, it being understood that the obligations of Landlord hereunder are independent of Tenant's obligations. If Landlord is required by governmental authority to reduce energy consumption or impose a parking or similar charge with respect to the Premises, Building or Project, to restrict the hours of operation of, limit access to, or reduce parking spaces available at the Building, or take other limiting actions, then Tenant is not entitled to abatement or reduction of rent or to terminate this Lease.

O.   No Partnership
     --------------

     Notwithstanding any provision of this Lease or otherwise, Landlord is not, and under no circumstances shall it be considered to be, a partner of Tenant, or engaged in a joint venture with Tenant.

P.   Exhibits
     --------

     All exhibits attached hereto are made a part hereof and are incorporated herein by a reference. A complete list of said exhibits is set forth in the Table of Contents.

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

Q.   Survival
     --------

     The obligations of the indemnifying party under each and every indemnification and hold harmless provision contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed by the indemnified party against the indemnifying party under such provision, or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, any compromise thereof or judgement or award thereon is paid in full by the indemnifying party and the indemnified party is reimbursed by the indemnifying party for any amounts paid by the indemnified party in compromise thereof or upon a judgement or award thereon and in defense of such action or claim, including reasonable attorneys' fees incurred. Payment shall not be a condition precedent to recovery upon any indemnification provision contained herein. Tenant's audit rights under
     Section V.D. shall survive the expiration or termination of this Lease, and Tenant's rights, if any to condemnation awards or insurance proceeds shall survive the termination or cancellation of this Lease by reason of casualty or condemnation.

R.   Rights Personal To Integrated Payment Systems Inc.
     --------------------------------------------------

     Notwithstanding anything in this Lease to the contrary, it is acknowledged and agreed by Tenant that certain rights granted to Tenant pursuant to the terms of this Lease are intended to be personal to Integrated Payment Systems Inc. only, and shall not transfer to any Assignee or Sublessee. Those rights which shall not devolve, transfer or accrue to, and which may not be exercised by, any Sublessee or any Assignee, are as follows:

          1.  Renewal Option  (Section III.D.);

          2.  Right of First Offer (Section XXXIII.A.);

          3.  Right of First Refusal (Section XXXIII.B.); and

          4. Assignment To Qualified Assignee (Section XVI.A.) and Subletting to Qualified Sublessee (Section XVI.C.5); and

          5.  Waiver of Financial Reporting Requirements (Section XXVI.B.).

S.   Reasonableness
     --------------

     Except where a different standard has been specifically provided, no consent or approval required or requested of either Landlord or Tenant hereunder shall be unreasonably withheld, conditioned or delayed.

SECTION  XXXIV.  EXECUTION

This Lease may be executed in several duplicate counterparts, each

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

of which shall be deemed an original of this Lease for all purposes.



"TENANT"                                 "LANDLORD"

Integrated Payment Systems, Inc.,        The Mutual Life Insurance
a Delaware corporation                   Company of New York, a
                                         New York corporation


By:  /s/ William E. Anuszewski           By:  /s/ Thomas M. McCahill
    -----------------------------           ------------------------
    Name: William E. Anuszewski              Thomas M. McCahill
          -----------------------            Executive Vice President
    Title: VP-IPS Financial Serv.            ARES Realty, Inc.
           ----------------------            Authorized Signatory


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